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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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priceline.com Incorporated
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(Name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of priceline.com Incorporated to be held at 9:00 a.m. on Thursday, June 6, 2013 at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about priceline.com in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the Internet as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card, voted by telephone or by Internet. All stockholders who attend the meeting will be required to present valid picture identification, such as a driver's license or a passport. We hope you are able to join us on June 6.

Sincerely,
Jeffery H. Boyd
Chief Executive Officer and Chairman of the Board

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy or prior vote by telephone or Internet will be revoked. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

priceline.com Incorporated
800 Connecticut Avenue
Norwalk, Connecticut 06854

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JUNE 6, 2013

To the stockholders of priceline.com Incorporated (the "Company"):

The Company hereby notifies you that its 2013 Annual Meeting of Stockholders will be held on Thursday, June 6, 2013 at 9:00 a.m. local time at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870 for the following purposes:

•	To elect nine directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

•	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

•	To approve on an advisory basis the compensation paid by the Company to its named executive officers;

•	To approve an amendment to the Company's 1999 Omnibus Plan to increase the number of shares authorized for issuance under the plan by 2,400,000 shares and certain other amendments to the plan;

•
To consider and vote upon a non-binding stockholder proposal requesting that the Company's Board of Directors adopt a policy limiting the acceleration of vesting of equity awards granted to senior executives in the event of a change in control of the Company; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 11, 2013 as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting. On or about April 23, 2013 we mailed a Notice Regarding the Availability of Proxy Materials to stockholders of our common stock at the close of business on April 11, 2013, other than those stockholders who previously requested electronic or paper delivery of communications from us, and first made these materials available to stockholders. The Notice contains instructions on how to access an electronic copy of the proxy materials, including the proxy statement and the Company's 2013 Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement.

By Order of the Board of Directors
Peter J. Millones
Executive Vice President, General Counsel
and Corporate Secretary

Norwalk, Connecticut

April 23, 2013

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Summary Information
To assist you in reviewing the Company's 2012 performance, the Company would like to call your attention to key elements of the Company's proxy statement and Annual Report on Form 10-K. The following description is only a summary. For more complete information about these topics, please review the Company's Annual Report on Form 10-K and the complete proxy statement.

Financial performance. 2012 was a very good year for the Company.  The Company grew its consolidated gross travel bookings by 31.4% year-over-year and increased its adjusted EBITDA (a metric described in more detail in the Compensation Discussion and Analysis section of the proxy statement) by 30.6% year-over-year, growing its earnings faster than other leading online travel booking companies. A reconciliation of adjusted EBITDA to GAAP net income is included in Appendix A.

The Company believes that this performance is a result of many factors, most importantly actions taken by the Company's leadership, including Jeffery H. Boyd, Chairman, President and Chief Executive Officer, and the leadership teams at Booking.com, priceline.com in the United States, Agoda.com and rentalcars.com, to continue the Company's geographic expansion and expansion of hotel supply around the world and to coordinate collaboration among the Company's different brands, all while maintaining the Company's industry-leading growth and operating margin.

Compensation Highlights. In light of the over-achievement by the Company of the 2012 adjusted EBITDA targets set forth in the Company's 2012 bonus plan, Mr. Boyd received a bonus of $5.25 million for 2012.  In addition, in March 2012, Mr. Boyd also received a grant of performance share units having a grant date fair value of approximately $4.5 million.  The performance share units vest over a three-year period, are forfeitable if the Company does not meet a cumulative three-year earnings target requiring growth in adjusted EBITDA and, if there is outstanding performance by the Company over the three-year period, could result in the issuance of up to two times the number of shares underlying the initial grant.  Total 2012 compensation for the Company's other named executive officers also reflected the Company's outstanding performance as well as their individual accomplishments (see Compensation of Named Executive Officers - Summary Compensation Table on page 30 for more details):

Name and Principal Position	2012 Salary	2012 Stock Award	2012 "Bonus"	All Other 2012 Comp	Total 2012 Comp

Jeffery H. Boyd Chief Executive Officer	$550,000	$4,499,707	$5,250,000	$7,824	$10,307,531
Daniel J. Finnegan Chief Financial Officer	$315,000	$1,750,281	$1,000,000	$7,824	$3,073,105
Darren Huston Chief Executive Officer, Booking.com	$462,952	$3,000,020	$4,000,000	$256,612	$7,719,584
Glenn D. Fogel Executive Vice President	$315,000	$2,000,228	$1,000,000	$7,824	$3,323,052
Peter J. Millones Executive Vice President and General Counsel	$330,000	$2,000,228	$1,000,000	$7,824	$3,338,052

Stockholder Actions. The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. The Board of Directors recommends that you vote as follows on each such proposal:
Election of Directors (Proposal 1). The Board of Directors recommends that you vote FOR each of the Board of Directors' nominees.
Ratification of Independent Auditors (Proposal 2). The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.
Advisory Vote to Approve Executive Compensation (Proposal 3). The Board of Directors recommends that you vote FOR the approval on an advisory basis of the Company's executive compensation.

Amendments to Equity Plan (Proposal 4). The Board of Directors recommends that you vote FOR the approval of an amendment to the Company's 1999 Omnibus Plan to increase the number of shares authorized for issuance under the plan and certain other amendments to the plan.

Stockholder Proposal (Proposal 5). The Board of Directors recommends that you vote AGAINST the non-binding stockholder proposal requesting that the Board of Directors adopt a policy limiting the acceleration of vesting of equity awards to senior executives in the event of a change in control of the Company.

PRICELINE.COM INCORPORATED
PROXY STATEMENT

priceline.com Incorporated
800 Connecticut Avenue
Norwalk, Connecticut 06854

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 6, 2013

General

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of priceline.com Incorporated (the "Company") for use at the Company's 2013 Annual Meeting of Stockholders to be held on Thursday, June 6, 2013, at 9:00 a.m. Eastern (local) time (the "Annual Meeting"), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut 06870. This proxy statement and the proxy card were made available on or about April 23, 2013 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 11, 2013 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 11, 2013, 50,060,195 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 11, 2013 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting in person or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in "street name"), that are not voted (referred to as "broker non-votes") will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

•
With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast "for" a nominee's election exceeds the number of "withhold" votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

•
With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as the Company's independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter. The Company's By-laws do not require that the stockholders ratify the selection of the Company's independent registered public accounting firm. However, the Company is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

•
With respect to Proposal 3, the non-binding advisory vote to approve executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the

Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

•
With respect to Proposal 4, the amendment to the Company's 1999 Omnibus Plan to increase the number of shares authorized for issuance under the plan by 2,400,000 shares and certain other amendments to the plan will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 4, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

•
With respect to Proposal 5, the non-binding stockholder proposal requesting that the Board adopt a policy limiting the acceleration of vesting of equity awards granted to senior executives in the event of a change in control of the Company will be considered approved by the affirmative vote of a majority of the votes present and entitled to vote on the matter. With respect to Proposal 5, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

If your shares are held in "street name," and you do not instruct the broker as to how to vote these shares on Proposals 1, 3, 4 or 5, the broker may not exercise discretion to vote for or against those proposals. This would be a "broker non-vote" and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

The Board of Directors recommends:

•	a vote FOR each of the Board's nominees;

•	a vote FOR ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm;

•	a vote FOR the approval on an advisory basis of the Company's executive compensation;

•
a vote FOR the approval of an amendment to the Company's 1999 Omnibus Plan to increase the number of shares authorized for issuance under the plan by 2,400,000 shares and certain other amendments to the plan; and

•
a vote AGAINST the non-binding stockholder proposal requesting that the Board adopt a policy limiting the acceleration of vesting of equity awards granted to senior executives in the event of a change in control of the Company.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•	filing a written notice of revocation with the Company's Corporate Secretary at the Company's principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•	filing with the Company's Corporate Secretary at the Company's principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•
attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name in order to vote at the meeting.

Internet Availability of Proxy Materials and Annual Report

A Notice Regarding the Availability of Proxy Materials, including this proxy statement, the form of proxy card or voting instruction form and the Company's 2013 Annual Report, was sent to the Company's stockholders on or about April 23, 2013. This proxy statement and the Company's 2013 Annual Report are also available in the Investor Relations section of the

Company's priceline.com website (www.priceline.com). In accordance with the rules of the Securities and Exchange Commission, the Company may deliver proxy materials for the Company's 2014 annual meeting of stockholders to you electronically, unless you specifically request a paper copy. Should the Company decide to deliver proxy materials electronically, before the Company's 2014 annual meeting of stockholders you will receive a notice in the mail which explains how to access the proxy materials over the Internet and also how to request a paper copy of the materials if you so choose.

Solicitation

                The Company will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials.  The Company will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company common stock beneficially owned by others to forward these materials to the beneficial owners of common stock.  The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials.  Directors, officers or other regular employees of the Company may also solicit proxies by telephone, telegram or in-person.  The Company will not additionally compensate directors, officers or other regular employees for these services.  The Company has engaged Phoenix Advisors to assist in the solicitation of proxies, and the Company currently expects to pay Phoenix Advisors approximately $8,500 for its services, though the fees could be significantly more if the Company decides to use its services more extensively.

How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, in accordance with the Company's security procedures, you will be asked to sign in and present a picture identification to enter the meeting. Directions to the Annual Meeting can be found at the end of this proxy statement.

PROPOSAL 1

Election of Directors

The Board currently consists of ten directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. Mr. Ralph M. Bahna, a current member of the Board, is retiring from the Board effective as of the Annual Meeting and is therefore not standing for re-election. As a result, in accordance with the Company's By-laws and effective as of the Annual Meeting, the Board has fixed the number of directors constituting the entire Board at nine such that after the Annual Meeting the Board will be comprised of nine directors with no vacancies. The Board has proposed that the following nine nominees be elected to the Board at the Annual Meeting, each of whom will hold office for a one-year term until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified: Jeffery H. Boyd, Tim Armstrong, Howard W. Barker, Jr., Jan L. Docter, Jeffrey E. Epstein, James M. Guyette, Nancy B. Peretsman, Thomas E. Rothman and Craig W. Rydin. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than nine nominees.

The nominees for election to the Board who receive a majority of votes cast for the election of directors by the shares of common stock present and entitled to vote, in person or by proxy, shall be elected directors. In accordance with the Company's Corporate Governance Principles, if an incumbent director who is nominated for election to the Board in an uncontested election does not receive a majority of the votes cast for the election of directors, the director is required to tender his or her resignation promptly following the Annual Meeting; in which case, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will determine whether to recommend that the Board accept the director's resignation, and the Board will decide and act on the matter in its discretion.  The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend or accept a director's resignation.  In general, any director who tenders his or her resignation pursuant to the Corporate Governance Principles will not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.  The Company will disclose promptly the Board's decision regarding whether to accept or reject the director's resignation offer and its rationale for such decision in a Current Report on Form 8-K. Nominees receiving a majority of votes cast by the shares of common stock present at the Annual Meeting shall be elected to the Board. With respect to the election of directors, a majority of votes cast means that the number of shares cast "for" a nominee's election exceeds the number of "withhold" votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the nine nominees will be available to serve as directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2014 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected. The Company has no reason to believe that any nominee will be unable to serve.

The Board of Directors recommends a vote FOR each of the Board of Directors' nominees.

The Company believes that its directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of its stockholders. The Company endeavors to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the Company's global activities. Set forth below is biographical information as of April 1, 2013 for each person nominated for election to the Board at the Annual Meeting, all of whom are current directors. The Board and the Nominating and Corporate Governance Committee believe that, in light of the Company's businesses and structure, the following are key areas of experience, qualifications and skills that should be represented on the Board:

•
Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company and the Board with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Finance experience. The Board believes that an understanding of finance, financial statements and financial reporting processes is important for the Company's directors. The Company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to the Company's success.

•	Industry experience. The Board seeks to have directors with experience in the travel industry or with Internet-related businesses.

•
Global experience. The Company's future success depends, in part, on its ability to continue to grow its businesses outside the United States. For example, in 2012, approximately 92% of the Company's consolidated operating income was generated by its international businesses. As a result, the Board believes it is important that the Board include directors with a global business perspective and significant international business experience.

The foregoing areas of experience, qualifications and skills that were particularly identified with each nominee by the Nominating and Corporate Governance Committee and the Board when considering the re-nomination of the current directors are described in each nominee's biography set forth below.

The evaluation of director nominees by the Nominating and Corporate Governance Committee also takes into account director tenure.  Although re-nomination of incumbent directors is not automatic, the Nominating and Corporate Governance Committee believes that Board continuity facilitates effective and efficient leadership, risk management and oversight and that the knowledge and understanding of the Company's business gained over years of service are important attributes to consider when determining nominees for election to the Board.

Nominees

Jeffery H. Boyd, Chairman, President and Chief Executive Officer, priceline.com Incorporated

Jeffery H. Boyd, age 56, has served as a director of the Company since October 2001 and as the Chairman of the Board since January 2013. Mr. Boyd has been President of the Company since May 2001 and Chief Executive Officer since November 2002. Mr. Boyd was President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002. He previously served as the Company's Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining the Company, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc. Mr. Boyd was a member of the board of directors of Bankrate, Inc. and BEN Holdings, Inc. (the holding company for Bankrate, Inc.) prior to its initial public offering in 2011. Mr. Boyd is also a member of the Company's Group Management Board, which is described in more detail below.

Director Qualifications:

•	Leadership, Industry and Global experience - Mr. Boyd's long and successful tenure as the Company's Chief Executive Officer.

Tim Armstrong, Chairman and Chief Executive Officer, AOL Inc.

Tim Armstrong, age 42, has served as a director of the Company since January 2013 and is currently a member of the Compensation Committee. Mr. Armstrong has served as Chairman of the Board of Directors and Chief Executive Officer of AOL Inc. since April 2009. Prior to that, Mr. Armstrong served as President, Americas Operations of Google Inc. Mr. Armstrong joined Google in 2000 as Vice President, Advertising Sales, and in 2004 was promoted to Vice President, Advertising and Commerce and then in 2007 was named President, Americas Operations and Senior Vice President. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave's and Disney's ABC/ESPN Internet Ventures. Mr. Armstrong started his career by co-founding and running a newspaper based in Boston, Massachusetts. Mr. Armstrong is a trustee of Lawrence Academy and the Paley Center for Media and a Chairman Emeritus of the Ad Council, a non-profit organization.

Director Qualifications:

•
Leadership, Industry and Global experience - extensive experience, expertise and background in Internet marketing, sales and the interactive media industry gained from his former positions at Google; and his corporate leadership experience gained from his position as Chief Executive Officer of AOL.

Howard W. Barker, Jr., Former Partner, KPMG LLP

Howard W. Barker, Jr., age 66, was employed by KPMG LLP from July 1972 and served as a partner of KPMG LLP from 1982 until his retirement in September 2002. Mr. Barker has been a director of the Company since January 2003, and is currently Chairman of the Audit Committee, as well as a member of the Nominating and Corporate Governance Committee. He has served as a member of the Board of Directors of Chiquita Brands International, Inc. since 2007, where he chairs the Audit Committee. Mr. Barker served as a member of the Board of Directors of Medco Health Solutions, Inc. from 2003 until its acquisition by Express Scripts in April 2012, and chaired Medco's Audit Committee and was a member of Medco's Compensation Committee and Mergers and Acquisitions Committee. In addition, Mr. Barker is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

Director Qualifications:

•
Finance and Global experience - approximately twenty years as an audit partner at a multinational accounting firm; member of the Board of Directors and Chairman of the Audit Committee, Compensation Committee and the Mergers and Acquisitions Committee of other multinational public companies.

Jan L. Docter, Consultant

Jan L. Docter, age 63, has served as a director of the Company since November 2007. Mr. Docter has been a self-employed business consultant since mid-2006. Mr. Docter provides a range of consulting services to companies and other organizations, including, without limitation, advice to boards of directors and senior management on general strategic matters, organizational methods and strategic human resource issues. Mr. Docter served as the interim Chief Financial Officer of Corio NV, a Dutch real estate investment company which was listed on the Amsterdam Stock Exchange, from mid-2005 to mid-2006. From 2003 to mid-2005, Mr. Docter was self-employed and Chief Financial Officer of Booking.com B.V. From 1998 to 2003, he was Chief Financial Officer of, and later also Vice-Chairman and a member of the managing board of, Getronics NV, a Dutch information and communications technology services company which was listed on the Amsterdam Stock Exchange. From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer and distributor of generic pharmaceuticals and other drugs, which was listed on NASDAQ. Mr. Docter has also served as an Industry Special Grants Officer for the Dutch Ministry of Economic Affairs and as a member of the Advisory Board of the Amsterdam Stock Exchange. Mr. Docter also holds non-executive and advisory board positions of some private Dutch companies.

Director Qualifications:

•	Finance experience - former chief financial officer of European-based public companies.

•	Industry and Global experience - former chief financial officer of and human resource consultant to Booking.com B.V., the Company's wholly-owned subsidiary based in the Netherlands.

Jeffrey E. Epstein, Former Executive Vice President and Chief Financial Officer, Oracle Corporation

Jeffrey E. Epstein, age 56, has served as a director of the Company since April 2003, and is currently a member of the Audit Committee and the Compensation Committee. Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. He also serves as a Senior Advisor at Oak Hill Capital Partners, a private equity firm, which he joined in August 2011. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation from September 2008 to April 2011. Mr. Epstein served as Executive Vice President and Chief Financial Officer of Oberon Media, Inc. from April 2007 to June 2008. Mr. Epstein has served as a member of the Board of Directors of Shutterstock, Inc., a global provider of licensed imagery, since April 2012 and serves as a member of its Audit Committee and Nominating and Corporate Governance Committee. Since January 2013, Mr. Epstein has served as a member of the Board of Directors of Global Eagle Entertainment Inc., a provider of in-flight video, Internet and other content to airlines and their passengers, and serves as chairman of its Audit Committee and as a member of its Nominating Committee. Mr. Epstein serves as a member of the Management Board of the Stanford University Graduate School of Business, as well as on the boards of directors of a number of other private and not-for-profit enterprises, including Kaiser Permanente, a leading U.S. health care provider and not-for-profit health plan.

Director Qualifications:

•	Finance and Global experience - former chief financial officer of the world's largest enterprise software company.

•	Industry experience - former senior executive at Internet advertising company, board member of Internet companies and board member of supplier to the airline industry.

James M. Guyette, Chairman, President and Chief Executive Officer, Rolls-Royce North America, Inc.

James M. Guyette, age 67, has served as a director of the Company since November 2003, and is currently a member of the Compensation Committee, Chairman of the Nominating and Corporate Governance Committee and the Board's Lead Independent Director. Mr. Guyette is currently Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, a position he has held since 1997. Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President - Marketing and Planning for United Airlines. He held a number of other senior roles in his nearly 30 years with United Airlines. Mr. Guyette has served as a member of the Board of Directors of Rolls-Royce plc since 1997 and is Chairman of the Board of Directors of PrivateBancorp Inc, where he has served on the Board of Directors since 1989. He is Chairman of the Board of the Smithsonian Museum - Air and Space Museum, and a member of the Boards of the U.S. Chamber of Commerce and St. Mary's College - Moraga CA - Board of Regents, and is a member of the Board of Governors for the Aerospace Industries Association.

Director Qualifications:

•
Leadership and Global experience - chief executive officer of a leading multinational supplier to global aerospace, defense, marine and energy markets; director of two other public companies, including a multinational public company.

•	Industry and Global experience - approximately thirty years at one of the world's largest airlines; former director of global distribution systems.

Nancy B. Peretsman, Managing Director, Allen & Company LLC

Nancy B. Peretsman, age 59, has served as a director of the Company since February 1999. She is currently a Managing Director at Allen & Company LLC, investment bankers, with which she has been associated since 1995. During her tenure at Allen & Company, Ms. Peretsman has provided advice and capital to over one hundred small high growth businesses and served as advisor to many of the world's largest media and consumer companies. Prior to joining Allen & Co., Ms. Peretsman was at Salomon Brothers from 1983-1995, where she headed the worldwide media investment banking practice and was a Managing Director from 1990-1995. Ms. Peretsman serves on the Board of Trustees of Princeton University and The Institute for Advanced Study and is a member of the National Board of Directors of Teach for America.

Director Qualifications:

•	Finance and Industry experience - current managing director at an investment bank; advisor to leading media and consumer companies.

Thomas Rothman, Former Chairman and Chief Executive Officer, Fox Filmed Entertainment

Thomas E. Rothman, age 58, has served as a director of the Company since January 2013 and is currently a member of the Nominating and Corporate Governance Committee. Mr. Rothman served as Chairman of the Board of Directors of Fox Filmed Entertainment of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman serves as an emeritus member of the Board of Directors of the Sundance Institute and the American Film Institute. He is also a member of the Board of Brown University and California Institute of the Arts (CalArts).

Director Qualifications:

•	Leadership and Global experience - extensive executive leadership of global media companies.

Craig W. Rydin, Chairman, The Yankee Candle Company, Inc.

Craig W. Rydin, age 60, has served as a director of the Company since January 2005, and is currently a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Rydin is the Non-Executive Chairman of The Yankee Candle Company, a maker of scented candles. Prior to being named Non-Executive Chairman, Mr. Rydin was the Executive Chairman of The Yankee Candle Company. Prior to being named Executive Chairman in October 2009, Mr. Rydin served as

Chairman and Chief Executive Officer of Yankee Candle from April 2001 to October 2009 and has served as Chairman of the Board of Directors of Yankee Candle since February 2003. Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as the President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin has served as a member of the Board of Directors of Philips-Van Heusen since 2006 and is currently a member of its Compensation Committee, and has served as a member of the Board of Directors of Au Bon Pain since 2009.

Director Qualifications:

•	Leadership experience-former chief executive officer and current chairman of leading consumer products company; director of another public company.

Retiring Director

Ralph M. Bahna, Chairman, Masterworks Development Corporation

Ralph M. Bahna, has served as a director of the Company since July 1998 and Chairman of the Board of Directors from April 2004 to December 2012. Since 1993, Mr. Bahna has served as Chairman of Masterworks Development Corp., a company he founded in 1992. It has developed an international group of hotels named Club Quarters. Club Quarters hotels are private, city-center facilities designed for the business travelers of cost conscious organizations. Mr. Bahna serves as the Chairman of Club Quarters. From 1980 to 1989, Mr. Bahna served as the Chief Executive Officer of Cunard Lines, Ltd., and the Cunard Group of Companies. Prior to Cunard, Mr. Bahna was employed by Trans World Airlines, Inc., where he developed and launched its highly successful Ambassador Service.

Director Qualifications:

•
Leadership, Industry and Global experience - founder and current Chairman of multinational hotel company; former Chief Executive Officer of one of the world's largest cruise lines; held management position at a major airline.

Executive Officers

Set forth below is biographical information for the Company's executive officers as of April 1, 2013, other than Jeffery H. Boyd, the Company's Chief Executive Officer, who is nominated for election as a director and whose biographical information is set forth above.

Daniel J. Finnegan, age 50, is the Company's Chief Financial Officer and Chief Accounting Officer. Mr. Finnegan has been Chief Financial Officer since January 2009. Mr. Finnegan was the Company's Senior Vice President, Controller and Chief Accounting Officer from October 2005 to January 2009. Mr. Finnegan joined the Company in April 2004 as Vice President and Chief Compliance Officer. Prior to joining the Company, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004. Mr. Finnegan is also an ex-officio member of the Company's Group Management Board, which is described in more detail below.

Glenn D. Fogel, age 51, is the Company's Head of Worldwide Strategy and Planning. He is also Executive Vice President Corporate Development, and is responsible for the Company's worldwide mergers, acquisitions and strategic alliances. He is a member of the board of directors of the Company's international subsidiaries, Booking.com, Agoda.com and rentalcars.com. Mr. Fogel joined the Company in February 2000. Prior to joining the Company, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired). Mr. Fogel is also a member of the Company's Group Management Board, which is described in more detail below.

Darren Huston, age 47, has been Chief Executive Officer of the Company's Booking.com subsidiary since September 2011. In January 2013, Mr. Huston was promoted to take on new responsibilities in the management of the Priceline Group's international brands, including oversight of inter-brand relations, including sharing of technology, best practices, customers and supply, coordination of relationships with key affiliates and suppliers, where necessary, and development of strategy relating to geographic expansion and competition among brands. Prior to joining Booking.com, Mr. Huston served as Corporate Vice President, Consumer & Online for Microsoft Corporation, a position he held from 2008 to 2011. From 2005 to 2008, he served as President and Chief Executive Officer of Microsoft Japan. Prior to joining Microsoft in 2003, he was a Senior Vice President at Starbucks Corporation, responsible for acquisitions and new product development. Mr. Huston has also served as an executive with McKinsey & Company, and as an economic advisor to the Government of Canada. Mr. Huston is also a member of the Company's Group Management Board, which is described in more detail below. Mr. Huston has served as a member of the Board of Directors of DeVry Inc., a global provider of educational services, since November 2009 and is currently a member of its Compensation Committee.

Peter J. Millones, age 43, is Executive Vice President, General Counsel and Corporate Secretary of the Company. Mr. Millones has been the Company's General Counsel and Corporate Secretary since January 2001. He previously served as Vice President and Associate General Counsel of the Company from March 2000 to January 2001. From 2003 to 2013, Mr. Millones was responsible for the Company's U.S. human resources department; he now helps coordinate global human resource issues for the Company. Prior to joining the Company, Mr. Millones was with the law firm of Latham & Watkins LLP. Mr. Millones is also an ex-officio member of the Company's Group Management Board, which is described in more detail below.

Christopher L. Soder, age 54, has been Chief Executive Officer, priceline.com North America since June 2011. Mr. Soder was President, North American Travel from February 2007 to June 2011. Mr. Soder was Executive Vice President, Travel Services from March 2005 to February 2007 and was Executive Vice President, Lodging and Vacation Products from July 2002 to March 2005. From February 2000 to July 2002, Mr. Soder was President of the Company's priceline.com hotel service. Prior to joining the Company, Mr. Soder was Western Region Vice President, Business Markets, for AT&T. Mr. Soder is also a member of the Company's Group Management Board, which is described in more detail below.

The Group Management Board

In 2010, the Company established the Group Management Board, a board of executives that meets periodically to oversee and coordinate the performance and strategy of the Company's group of companies and brands on a worldwide basis. The Group Management Board currently consists of Messrs. Boyd, Huston, Fogel and Soder; and Messrs. Finnegan and Millones participate on an "ex-officio" basis.

Corporate Governance and Board Matters

The Board of Directors

The Board is elected by and accountable to the stockholders and is responsible for the strategic direction, oversight and control of the Company. Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. For 2012, the Board determined that each of the directors elected at the 2012 annual meeting of stockholders, other than Messrs. Boyd and Docter, were "independent" based on the NASDAQ Stock Market's listing rules and the Company's Corporate Governance Principles. For 2013, the Board has determined that each of the nominees for election to the Board at the Annual Meeting are independent, other than Mr. Boyd, the Company's Chief Executive Officer, based on the NASDAQ Stock Market's listing rules and the Company's Corporate Governance Principles. The independent directors conduct at least two regularly scheduled executive sessions each year. The Board held nine meetings in 2012. All directors attended at least 75% of the meetings of the Board and the Board committees of which they were members during 2012. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and has adopted written charters for each of these committees.

Corporate Governance

Corporate Governance Principles. The Board and the Company operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of the Company's stockholders and promote high ethical conduct among its directors and employees. A copy of the Corporate Governance Principles is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance." The Company's Corporate Governance Principles include the following:

•
A majority of the Board will consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the listing standards of the NASDAQ Stock Market.

•
At least annually, the Nominating and Corporate Governance Committee will review and concur on a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business.

•	The Board and each committee of the Board have the power to hire such outside legal, financial and other advisors as they may deem necessary or advisable, at the Company's expense.

•
The independent directors will have at least two regularly scheduled meetings each year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board, at which only independent directors (along with any invited outside advisors) are present.

•
The Compensation Committee, meeting in executive session without the Chief Executive Officer being present, will evaluate the performance of the Chief Executive Officer and the Company against the Company's goals and objectives and will recommend to the Board for determination the compensation of the Chief Executive Officer.

•
Each non-employee member of the Board and each of the Company's executive officers is required to own a specified number of shares of Company common stock as set forth in the Company's Corporate Governance Principles.

Director Independence. For 2012, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the directors elected at the 2012 annual meeting of stockholders, other than Messrs. Boyd and Docter, was "independent" based on the NASDAQ Stock Market's listing rules and the Company's Corporate Governance Principles. For 2013, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting is independent, other than Mr. Boyd, the Company's Chief Executive Officer. In connection with the Nominating and Corporate Governance Committee's recommendation regarding independence and the Board's subsequent determination thereof, both the Committee and the Board take into account any relationships between the Company and companies with which directors may be affiliated, as well as the specific requirements of the NASDAQ Stock Market and the SEC.

In connection with the independence determination of Mr. Armstrong, the Board and the Nominating and Corporate Governance Committee considered the ordinary-course transactions between the Company and AOL, of which Mr. Armstrong is the Chairman and Chief Executive Officer, involving advertising on AOL websites and to members of certain of AOL's membership services, as well as contracting for certain consumer behavior information. The Board and the Nominating and Corporate Governance Committee concluded that these transactions did not impair Mr. Armstrong's independence because, among other reasons, the amounts in question were de minimis and well below the thresholds set forth in the NASDAQ Stock Market's independence standards.

Director Nominees. The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board. In identifying and recommending nominees for election or appointment to the Board, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under "Selection of Directors - Nominations and Appointments" in the Company's Corporate Governance Principles, namely that the nominee has: (i) the highest personal and professional ethics and integrity; (ii) relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of the Company's business; (iii) demonstrated leadership skills through involvement in business, professional, charitable or civic affairs; (iv) current knowledge and contacts in the communities in which the Company does business and in its industry or other industries relevant to its business; (v) ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities; (vi) ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; and (vii) expertise, skills, knowledge, experience and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the Company's needs and that represents a diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account Company needs and the composition of the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee considers diversity, which it broadly views in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth.  Outside consultants may be employed to help in identifying candidates.  The Nominating and Corporate Governance Committee also expects that other Board members and members of management may also make recommendations to the committee regarding potential Board candidates. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The Company's Corporate Governance Principles require that the Nominating and Corporate Governance Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the Nominating and Corporate Governance Committee. Stockholders who wish to submit potential candidates for consideration by the Nominating and Corporate Governance Committee for election at the Company's 2014 annual meeting of stockholders may do so by submitting in writing such candidates' names to the Company's Corporate Secretary, c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut. Any such submission must set forth as to each proposed candidate who is not an incumbent director: (i) all information relating to the individual recommended that is required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name(s) and address(es) of the stockholder(s) making the recommendation and the amount of the Company's securities which are owned beneficially and of record by such stockholder(s), (iii) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual's qualifications, with a focus on any criteria publicly stated to be considered by the Nominating and Corporate Governance Committee in evaluating prospective Board candidates, including those specified in this proxy statement, (iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials, (v) any material interest of the stockholder in the recommendation, and (vi) any additional information, documents or certifications that would be required pursuant to Article II Section 5 of the Company's By-Laws if the stockholder(s) making the recommendation was instead nominating a candidate for election to the Board.

When considering current directors for nomination for re-election to the Board, the Nominating and Corporate Governance Committee takes into account the performance of each director. The Nominating and Corporate Governance Committee also reviews the composition of the Board in light of the Company's current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for a specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Communications with the Board of Directors. Stockholders may contact any of the Company's directors, a committee of the Board, non-employee directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should indicate how many shares of Company common stock they own as of the date of their communication. Communications received in this manner will be handled in accordance with procedures developed and approved by the Board, including a majority of the Company's "independent" directors. The procedures provide that in general, communications to the Board will be initially reviewed and logged by the Company's General Counsel and then periodically, and at least quarterly, forwarded to the Lead Independent Director and/or the chairperson of the Nominating and Corporate Governance Committee.

Attendance at Annual Meetings. The Company expects directors to attend its annual meetings of stockholders. All of the members of the Board that were directors at the time attended the 2012 annual meeting of stockholders.

Code of Ethics. The Company has adopted a code of ethics that it refers to as its "Code of Conduct" and requires all directors and employees (including officers) to adhere to it in discharging their work-related responsibilities. A copy of the Company's Code of Conduct is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance."

Rights Plan. The Company does not have a stockholder rights plan, sometimes referred to as a "poison pill."

Committees of the Board of Directors

Audit Committee. The Audit Committee of the Board consists of Messrs. Howard W. Barker, Jr., Jeffrey E. Epstein and Craig W. Rydin. Mr. Barker is Chairman of the Audit Committee. The Board has determined that each member of the Audit Committee is an independent director based on the NASDAQ Stock Market's listing rules and that each member of the Audit Committee also satisfies the additional independence requirements of the Securities and Exchange Commission (the "SEC") for members of audit committees. In addition, the Board has determined that each of Mr. Barker and Mr. Epstein is an "audit committee financial expert" as defined by SEC rules. The Audit Committee's responsibilities include, among other things, (i) reviewing the Company's financial statements and accounting practices, (ii) overseeing the Company's relationship with its independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating and retaining the independent registered public accounting firm, (iii) overseeing the Company's internal audit function, (iv) establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters, and (v) reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of SEC Regulation S-K). The Audit Committee also is the primary committee of the Board overseeing the Company's risk management efforts. See Corporate Governance and Board Matters - Board's Oversight of Risk on page 14 for additional details. A copy of the Audit Committee's Charter is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance." The Audit Committee met ten times in 2012.

Compensation Committee. The Compensation Committee of the Board consists of Messrs. Craig W. Rydin, Tim Armstrong, Jeffrey E. Epstein and James M. Guyette. Mr. Rydin is Chairman of the Compensation Committee. The Board has determined that each member of the Compensation Committee is an independent director based on the NASDAQ Stock Market's listing rules and also meets the NASDAQ Stock Market's additional requirements for membership on the Compensation Committee. The Compensation Committee's responsibilities include, among other things, setting, or recommending to the Board for determination, the compensation of the Company's Chief Executive Officer, reviewing and approving the compensation of the Company's other executive officers, administering employee benefit plans including incentive compensation plans and equity-based plans, and making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans. The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer and the General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee's termination was, pursuant to the terms of a relevant agreement, "with cause" or "without cause"). A copy of the Compensation Committee's Charter is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance."

The Compensation Committee met eight times in 2012. Mr. Rydin works with the Chief Executive Officer and General Counsel to establish meeting agendas. The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, General Counsel and outside advisors. The Compensation Committee also regularly meets in executive session without management.

The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested. Management plays a significant role in the compensation planning process. The most significant aspects of management's role are (see Compensation Discussion and Analysis - The Role of Management on page 19 for additional details):

•	Evaluating employee performance (other than the Chief Executive Officer's);

•	Helping to establish business performance targets and objectives (other than the Chief Executive Officer's);

•	Recommending salary levels, bonus targets/amounts and equity awards (other than the Chief Executive Officer's); and

•	Helping to design the structure, terms and conditions of bonus plans and equity awards.

The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. ("Mercer") as its outside compensation consultant. While Mercer reported directly to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management during the compensation planning process.

With respect to the specific 2012 compensation initiatives detailed in the Compensation Discussion and Analysis section of this proxy statement (i.e., 2012 base salaries, bonus targets (and subsequent payouts) and equity grants), the bulk of the work related to the 2012 compensation initiatives occurred between October 2011 and late February 2012. During that time, the Compensation Committee met formally on six occasions to review and discuss executive compensation matters.

In October 2011, the Compensation Committee met to discuss and plan the steps to be taken during the compensation planning process over the following months and to select the peer group that would be used in the compensation process. The Compensation Committee settled on, among other things, Mercer's and senior management's role in the planning process and agreed that management would act as the primary liaison with Mercer to provide necessary information for Mercer's review and discuss and review compensation proposals before formal presentation to the Compensation Committee. The Compensation Committee met in December 2011 to evaluate and discuss, among other things, the general structure or underlying philosophy of the 2012 bonus plan and equity awards and to hear Mercer's analysis and recommendations with respect thereto; in January 2012 to discuss, among other things, the Company's 2012 performance and the Chief Executive Officer performance evaluation process; and again in early February 2012 to discuss more detailed aspects of the plans, from individual bonus targets and equity awards to specific funding and vesting provisions. The Compensation Committee met again in February 2012 and approved the compensation of the Company's executive officers for 2012 (other than that of the Chief Executive Officer), reviewed senior executive compensation with the Board and formally reviewed, and recommended that the Board approve, the compensation of the Chief Executive Officer (which the Board subsequently approved without the presence or participation of the Chief Executive Officer). The Committee also met in late February 2012 to determine whether the performance criteria of the 2009 restricted stock units granted to the Chief Executive Officer had been met and whether such RSUs should therefore vest, and to approve the form of executive officer performance share unit award agreements.

During the compensation process, the General Counsel and other Company employees interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, including specific compensation proposals for executives, the structure of equity awards (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis section of this proxy statement) and proposed funding mechanisms and structure of the 2012 bonus plan.

In connection with the specific recommendations on the design of the 2012 bonus plan and 2012 equity awards (e.g., number of shares/units to be granted and specific performance thresholds), the Chief Executive Officer developed recommendations based on guidance given by the Compensation Committee. Those specific recommendations were reviewed with Mercer, and revised accordingly, if appropriate, before presentation and detailed review by the Compensation Committee. The final elements of the 2012 bonus plan and equity awards were the result of an iterative process and aspects of each were refined and changed during the process as a result of the Compensation Committee's direction.

In early 2013, as described more fully in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee determined funds to be allocated to the 2012 senior executive bonus pool and amounts to be paid to individual executive officers under the 2012 bonus plan.

Additional information on the Compensation Committee's consideration of executive compensation is addressed in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. James M. Guyette, Howard W. Barker, Jr. and Thomas E. Rothman. Mr. Guyette is Chairman of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director based on the NASDAQ Stock Market's listing rules. The Nominating and Corporate Governance Committee's primary purposes are to: (a) from time to time as deemed necessary or desirable in light of the needs of the Company and the Board, identify individuals believed to be qualified to become members of the Board, consistent with criteria approved by the Board and set forth in the Company's Corporate Governance Principles, and to nominate or recommend to the Board for nomination candidates to stand for election as directors at the annual meeting of stockholders; (b) identify members of the Board qualified to serve on and fill vacancies on any committee of the Board (including the Nominating and Corporate Governance Committee) and to recommend that the Board appoint the identified member or members to the respective committee; (c) assess whether candidates to join the Board would be "independent" under the listing rules of the NASDAQ Stock Market; (d) establish procedures to receive prompt notification of changes in a director's circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate; (e) review and consider the effectiveness of the Company's Corporate Governance Principles at least once a year and, if appropriate, recommend to the Board any suggested modifications or changes to those principles; (f) review, at least annually, the Company's Code of Conduct and, if appropriate, recommend to the Board any suggested modifications or changes thereto; and (g) design a process for the Board to conduct a self-evaluation at least annually.

A copy of the Nominating and Corporate Governance Committee's Charter is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance." The Nominating and Corporate Governance Committee met six times in 2012. The Nominating and Corporate Governance Committee approved and recommended to the Board of Directors the nine director nominees standing for election at the Annual Meeting.

Leadership Structure

Mr. Boyd, the Company's Chief Executive Officer, currently serves as Chairman of the Board. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes that it is in the Company's best interests and those of the Company's stockholders to make that determination from time to time based on the needs of the Company and the Board. The Board has determined that having the Company's Chief Executive Officer serve as Chairman is in the Company's best interests and those of the Company's stockholders, and that the combined roles of Chairman and Chief Executive Officer is an interim structure that best accomplishes continuity of leadership in light of Mr. Bahna's upcoming retirement from the Board and its long-term succession planning. In order to enhance the Board's active and objective oversight of the Company's management, the Board has appointed Mr. Guyette to act as the Board's Lead Independent Director. The responsibilities of the Lead Independent Director can be found in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance." Among other things, these responsibilities include:

•	presiding over and leading executive sessions of the independent directors;

•	calling, setting the agenda for, presiding over and leading meetings of the independent directors;

•	serving as the principal liaison between the independent directors and the Chairman;

•	working with the Chairman to ensure that appropriate and sufficient information flows from management to the Board in a timely manner;

•	in consultation with the Chief Executive Officer, approving agendas for Board meetings;

•	together with the Chief Executive Officer, recommending to the Nominating and Corporate Governance Committee directors for committee assignments; and

•	authorizing the retention of outside advisers and consultants who report directly to the Board.

Board's Oversight of Risk

The Company's risk management activities include the identification and assessment of the key risks facing the Company among the universe of business risks (e.g., strategic, operational, financial and regulatory/compliance risks). These key risks are identified across the organization from multiple regions and functions, in a process overseen by the Company's internal audit function, which reports to the Audit Committee. The Board and Audit Committee review these risks on an annual basis after they have been identified and assessed by management. The Board, or a committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or if appropriate to a committee of the Board. The Board's and each committee's role is one of oversight, recognizing that management is responsible for executing the Company's risk management policies. The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process.

In addition to the Board's role in enterprise risk management, various committees of the Board are also responsible for the oversight of certain risks. The Audit Committee is charged with oversight of management's risk assessment and management processes generally as well as the Company's major financial risk exposures and the steps taken to monitor and control these exposures. The Audit Committee also oversees the Company's internal control over financial reporting and risk management relating to the Company's hedging activities and use of derivative instruments. The Compensation Committee oversees risks related to compensation programs and regularly reviews and assesses the Company's compensation policies and practices, including those applicable to the Company's named executive officers, to determine whether they incentivize undesired risk-taking. The Compensation Committee believes that the Company's compensation programs do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company or its business.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's common stock as of March 20, 2013 by (1) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (2) each member of the Board; (3) the Company's Chief Executive Officer, Chief Financial Officer and each of its other named executive officers in the Summary Compensation Table in this proxy statement; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 50,060,213 shares outstanding as of March 20, 2013.

	SHARES BENEFICIALLY OWNED(a)
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Jeffery H. Boyd(b)	203,354	*
Tim Armstrong	—	*
Ralph M. Bahna	57,079	*
Howard W. Barker, Jr.	3,171	*
Jan L. Docter(c)	5,524	*
Jeffrey E. Epstein(d)	18,705	*
James M. Guyette	5,871	*
Nancy B. Peretsman(e)	3,500	*
Thomas E. Rothman	—	*
Craig W. Rydin	3,806	*
Daniel J. Finnegan	19,171	*
Darren Huston	—	*
Glenn D. Fogel	11,631	*
Peter J. Millones	3,903	*
T. Rowe Price Associates, Inc.(f)	4,627,906	9.2
BlackRock Inc.(g)	3,812,408	7.6
FMR LLC(h)	2,501,933	5.0
All directors and executive officers as a group (15 persons)(i)	338,686	*
* Represents beneficial ownership of less than one percent.

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and includes sole voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 20, 2013 and (ii) upon vesting of restricted stock units that vest by their terms within 60 days after March 20, 2013, are deemed to be outstanding and to be beneficially owned by the person holding such stock options and/or restricted stock units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock are deemed to be issued and outstanding. Certain directors have elected to defer receipt of shares of common stock pursuant to restricted stock unit awards for tax purposes, and, to the extent those restricted stock units are vested or vest within 60 days after March 20, 2013, they are treated as beneficially owned for purposes of this table. Shares of common stock issuable pursuant to performance share unit awards are not considered issued or outstanding, unless distributable within 60 days after March 20, 2013, in which case they are deemed to be outstanding and to be beneficially owned by the person holding such performance share units for the purpose of calculating the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)
Includes 166 shares held by an immediate family member of Mr. Boyd, of which Mr. Boyd disclaims beneficial ownership; and does not include 15,000 shares owned by a charitable foundation controlled by Mr. Boyd, of which Mr. Boyd disclaims beneficial ownership.

(c)	Does not include 3,000 shares held by immediate family members of Mr. Docter not sharing the same household, of which Mr. Docter disclaims beneficial ownership.

(d)	Includes 10,000 shares that Mr. Epstein has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 20, 2013.

(e)
Includes 521 shares held by a limited liability company, of which Ms. Peretsman is a Manager. Does not include 35,165 shares held by a foundation for which Ms. Peretsman serves as a trustee. Allen & Company LLC disclaims beneficial ownership of the shares referred to above.

(f)
Based solely on information provided in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC on February 6, 2013. These securities are owned by various individual and institutional investors to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Price Associates lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(g)
Based solely on information provided in a Schedule 13G filed by BlackRock Inc. ("BlackRock") with the SEC on January 30, 2013. These securities are owned by various institutional investors affiliated with BlackRock. Blackrock lists its address as 40 East 52nd Street, New York, New York 10022.

(h)
Based solely on information provided in a Schedule 13G filed by FMR LLC ("FMR"), Edward C. Johnson 3d and Fidelity Management & Research Company with the SEC on February 14, 2013. These securities are owned by various individual and institutional investors affiliated with FMR. FMR lists its address as 82 Devonshire Street, Boston, Massachusetts 02109.

(i)	Consists of shares beneficially owned by all directors and executive officers of the Company, including the named executive officers, as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Company common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2012, each of the Company's executive officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements, except that Mr. Epstein did not timely file a Form 5 with respect to two gifts totaling 218 shares of common stock during 2011. These gifts were reported on a Form 5 filed by Mr. Epstein on February 14, 2013.

Compensation Discussion and Analysis

Summary Information

Over the last three years, the Company has earned $4.39 billion of adjusted EBITDA (a metric described in more detail below) and generated $3.9 billion of cash from operating activities, an increase of approximately 298% over the prior three-year period.  A reconciliation of adjusted EBITDA to GAAP net income is included in Appendix A. As measured by hotel room night reservations, a common metric in the travel industry, over that same three-year period, the Company became the largest online hotel reservation company in the world.  Measured in terms of stockholder return, the Company was one of the top ten best performing stocks on the S&P 500 during the three-year period ending December 31, 2012.

The Company believes that 2012 was a very good year.  The Company grew its gross travel bookings by 31.4% year-over-year and increased its adjusted EBITDA (a metric described in more detail below) by 30.6% year-over-year, growing its earnings faster than other leading online travel booking companies.

This performance is a result of many factors, most importantly actions taken by the Company's leadership, including Jeffery H. Boyd, Chairman, President and Chief Executive Officer, and the leadership teams at Booking.com, priceline.com in the United States, Agoda.com and rentalcars.com, to continue the Company's geographic expansion and expansion of hotel supply around the world, and to coordinate collaboration among the Company's different brands, all while maintaining the Company's industry-leading growth and operating margin.

In light of this performance and the over-achievement by the Company of the 2012 adjusted EBITDA targets set forth in the Company's 2012 bonus plan, Mr. Boyd received a bonus of $5.25 million for 2012.  In addition, in March 2012, Mr. Boyd also received a grant of performance share units having a grant date fair value of approximately $4.5 million.  The performance share units vest over a three-year period, are forfeitable if the Company does not meet a cumulative three-year performance target requiring growth in adjusted EBITDA and, if there is outstanding performance by the Company over the three-year period, could result in the issuance of up to two times the number of shares underlying the initial grant.  Total 2012 compensation for the Company's other named executive officers also reflected the Company's outstanding performance as well as their individual accomplishments as discussed further below (see Compensation of Named Executive Officers - Summary Compensation Table on page 30 for more details).

Executive Compensation Program Philosophy and Objectives

The Company's goal is to serve its customers with worldwide leadership in online hotel and rental car reservations. To achieve this goal, it is critical that the Company be able to attract, motivate and retain highly talented individuals at all levels of the global organization. All of the Company's global compensation and benefits programs described below are designed to accomplish these objectives and, in turn, enhance long-term stockholder value. The Company believes that its compensation programs have been highly effective and instrumental in its recent success by providing its executives with significant performance-based compensation opportunities tied to the Company's financial performance and the creation of stockholder value.

The Company's compensation program is substantially performance based and is intended to focus executives on both short-term and long-term earnings growth and individual performance. As a general rule, this means that if the Company achieves superior earnings growth compared to expected growth rates for its significant direct competition, total compensation for senior executives may fall at the higher end of competitive benchmarks. On the other hand, if the Company's earnings growth is inferior to that expected of the Company's significant direct competition, total compensation for senior executives is likely to be significantly below competitive benchmarks. Further, executive officers' annual bonuses are funded from earnings growth and, therefore, as a general matter, it is unlikely there would be significant bonus funding for executive officers unless the Company meets its budgeted earnings targets.

Different elements of the Company's compensation program are designed to serve different objectives and drive different behaviors:

•
Base salary and benefits are designed to provide a level of economic security and stability so that executives can focus on meeting the Company's objectives without worrying about meeting their personal day-to-day financial needs.

•
Award opportunities under the Company's annual performance based bonus plan are designed to provide a meaningful bonus opportunity for executives tied to the Company's annual earnings growth and individual objectives in connection with each executive's annual individual performance goals.

•
Long-term incentives - performance share units ("PSUs") and restricted stock units ("RSUs") - under the stockholder-approved priceline.com Incorporated 1999 Omnibus Plan, are generally designed to attract, retain, incentivize and motivate executives by providing a significant compensation opportunity tied to long-term growth in the Company's earnings and increases to its stock price over a period of several years (typically three years). In addition, the Compensation Committee feels that the combination of annual incentives based on annual adjusted EBITDA under the cash bonus plan and three-year incentives based on cumulative adjusted EBITDA over the three-year performance period applicable to PSUs properly incentivizes executives to consider and balance both shorter term and longer term Company performance in managing the business, and therefore incentivizes management to manage the business in a manner that favors fundamentally strong and consistent growth without excessive risk taking and thereby maximize long-term stockholder value.

•
Severance agreements and change in control provisions in the Company's equity instruments are designed to facilitate the Company's ability to attract, retain, motivate and incentivize executives as the Company competes for talented employees in the very competitive marketplace for experienced Internet executives, where these protections are often offered. The severance benefits described below provide benefits to ease the consequences of an unexpected employment termination by the Company due to on-going changes in the Company's employment needs. The change in control benefits described below encourage employees to remain focused on the Company's business in the event of rumored or actual fundamental corporate change and, if required, to provide assistance during any transition. In addition, the Company believes the change in control benefits provided to its executives are a key element in managing compensation related risks by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder, thereby aligning interests of executives with those of stockholders.

2012 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay" proposal). At the Company's annual meeting of stockholders held in June 2012, over 97% of votes cast on the say-on-pay proposal were voted in favor of approving the executive compensation described in the Company's 2012 proxy statement. The Compensation Committee regards the results of the stockholder vote as an indication that the Company's executive compensation practices effectively align executive compensation with stockholder interests and did not implement changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when structuring and implementing compensation programs for executive officers.

The Role of Management

The Chief Executive Officer, the Chief Financial Officer and the Executive Vice President and General Counsel provide significant input to the Compensation Committee when developing the structure of and setting performance metrics for the Company's annual performance based bonus plan and annual equity grants. The Chief Executive Officer provides detailed recommendations to the Compensation Committee of base salary, annual performance based bonus plan opportunities and awards and long-term equity incentive award values for the executive officers other than himself. For the named executive officers other than the Chief Executive Officer, the Compensation Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer in executive session without the presence of other executive officers. The Committee gives significant weight to the Chief Executive Officer's judgment when assessing each of the other executive officers' performance and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers' performance and contributions to the Company. See Corporate Governance and Board Matters - Committees of the Board of Directors on page 12 for more details on the 2012 compensation planning process.

The Board meets annually at the beginning of the year with the Chief Executive Officer to agree upon his performance objectives (which generally are stated in terms of Company objectives) for the year. During the course of the year, the Chief Executive Officer reviews the Company's annual objectives with the Board and discusses the Company's year-to-date performance against those objectives. At the beginning of the following year, the Chief Executive Officer presents to the Compensation Committee a summary of his and the Company's performance over the past year. The Compensation Committee then meets in executive session without the presence of management to review the performance of, and develop compensation recommendations for, the Chief Executive Officer. The Compensation Committee chairperson then discusses with the Board of Directors in executive session (without the presence of the Chief Executive Officer) the Chief Executive Officer's performance and the Committee's compensation recommendations. The Board of Directors then deliberates, discusses the review to be given to the Chief Executive Officer and determines the actual payout amount of the Chief Executive Officer's bonus for the prior fiscal year and establishes target total compensation for the Chief Executive Officer for the current year. The chairperson of the Compensation Committee then meets with the Chief Executive Officer to conduct a performance review of the Chief Executive Officer based on his achievement of the agreed-upon objectives, contribution to the Company's performance, and other leadership accomplishments.

The Role of the Compensation Consultant

The Compensation Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on the Company's compensation program for the named executive officers. Mercer has been working with the Compensation Committee for approximately eleven years in connection with the Committee's review of senior executive compensation. Mercer provides no services to the Company other than those related to the Company's compensation program; an affiliate of Mercer provides insurance brokerage services to the Company. The aggregate fees paid in 2012 to Mercer for advice on the amount or form of executive compensation were approximately $203,000. The aggregate fees paid to Mercer's affiliate by the Company for insurance brokerage services in 2012 were approximately $180,000. The decision to engage Mercer's affiliate for these other services was made by the Nominating and Corporate Governance Committee of the Board and Mercer's affiliate was retained directly by the Nominating and Corporate Governance Committee of the Board. After reviewing information provided by Mercer regarding its independence and considering the independence factors required by SEC rules, the Compensation Committee determined that no conflicts of interest existed in connection with the services Mercer performed for the Compensation Committee in 2012.

At the direction of the Compensation Committee, management generally provides all Committee materials to Mercer and discusses all materials and recommendations with Mercer in advance of each Committee meeting. Mercer considers the information presented to the Compensation Committee and discusses the information with the Committee. Mercer generally attends all Compensation Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Compensation Committee, management (generally the Executive Vice President and General Counsel) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process. The Compensation Committee periodically requests the Executive Vice President and General Counsel and his staff to seek Mercer's input, analysis or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee. The chairperson of the Compensation Committee and/or management may also independently seek Mercer's advice on various matters to assist the Committee in its decision-making process.

During 2012, among other things, Mercer assisted the Compensation Committee on the following matters:

•	Advised the Committee on the composition of the Compensation Peer Group (as defined below);

•	Prepared analyses of named executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•	Evaluated the design and provided advice on the appropriateness of the Company's 2012 performance based bonus plan and long term incentives; and

•	Prepared tally sheets and IRC Section 280G analysis to determine "excess parachute payments".

Benchmarking

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies. The Compensation Committee reviews annually the appropriateness of the companies comprising the peer group. In determining the appropriate peer group of companies to be used in connection with the 2012 compensation planning process, the Compensation Committee looked closely at, among other things, companies included in the prior year's peer group, as well as companies identified as peers by those companies. The primary characteristics used to evaluate which companies to include in the peer group were: industry, gross profits and peers identified by the Company's peers. For comparison purposes, the Compensation Committee focused on the gross profit versus revenue of the peer group as it is a better indicator of company size. In particular, the Company sought to include Internet merchandisers, online travel companies and others with gross profits between one-half and two times those of the Company. The Company also includes eBay and Amazon because, although their gross profits are more than two times those of the Company, there are relatively few comparable companies and they, like the Company, are leading Internet commerce companies.

After discussion with Mercer, the Compensation Committee determined that the sixteen companies listed below, which are primarily Internet services, travel services and/or e-commerce companies, would comprise the 2012 peer group (the "Compensation Peer Group"):

eBay Inc. Yahoo Inc. Amazon.com Inc. Expedia Inc. Orbitz Worldwide Akamai Technologies Inc.	IAC/InterActiveCorp Netflix Inc. Electronic Arts Inc. United Online Inc. Monster Worldwide Inc.	Liberty Interactive Corp Salesforce.com Inc. Intuit Inc. Adobe Systems Inc. HSN Inc.

For 2012, after discussion with Mercer, the Compensation Committee removed GSI Commerce Inc., EarthLink Inc., RealNetworks Inc. and Digital River Inc. from the peer group. GSI Commerce was removed because it was acquired by eBay, and the others were removed because their gross profits fell below one-half those of the Company. Also, after discussion with Mercer, the Compensation Committee added Adobe Systems Inc., Intuit Inc., Liberty Interactive Corp., IAC/InterActiveCorp and Akamai Technologies Inc. to the peer group because they were the companies most commonly identified as peers by the Company's other peers.

Based on the four most recent quarters of data that were available at the time that the Compensation Committee initiated its review (for most, but not all companies, the last quarter of 2010 through the first three quarters of 2011), the Company's gross profit ranked at approximately the 63rd percentile of the Compensation Peer Group. In comparing the Company's executive compensation against the Compensation Peer Group, the Compensation Committee generally considered this percentile of executive pay for the Compensation Peer Group to be a general proxy for "market" compensation. In arriving at "market" compensation for the Compensation Peer Group, Mercer adjusted the cash compensation information from the Compensation Peer Group to account for projected pay increases over the 2011-2012 timeframe.

The Compensation Committee used the data of the Compensation Peer Group primarily to ensure that the Company's executive compensation program as a whole is competitive. The Compensation Peer Group provides the Compensation Committee with guidance and information, but does not dictate the setting of the named executive officers' compensation and is not a substitute for the Committee's own business judgment in establishing compensation for the named executive officers.

Components of Executive Compensation in 2012

The Compensation Committee annually reviews each named executive officer's total direct compensation, which consists of base pay, performance-based cash bonus opportunity, and equity incentives. In addition to these primary compensation elements, the Compensation Committee reviews any other compensation, to the extent applicable, and payments that would be required under various severance and change in control scenarios. In making compensation decisions, the Compensation Committee also takes into consideration historical compensation, including the vested and unvested value of outstanding equity awards under different scenarios and at different prices.

Before giving final approval to the annual compensation initiatives, the Compensation Committee reviews a presentation of total compensation, a "tally sheet," prepared by Mercer. The tally sheet generally summarizes each officer's total "target" compensation for the applicable year and, using a current stock price, estimates the payments to be made to the officer under certain termination of employment and change in control scenarios. In 2012, the Compensation Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above.

Base Salary

Base salary ranges for named executive officers are determined based on, among other things:

•	information from the Compensation Peer Group described above;

•	individual performance of the executive, including level of responsibility and breadth of knowledge; and

•	internal review of the executive's total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed. Salary levels are typically considered annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility. Generally, base salaries for the Company's named executive officers are towards the low end of the Compensation Peer Group.

For 2012, the Compensation Committee made no changes to the annual base salaries of the named executive officers.

Performance Based Cash Bonus

Overview. The Company's 2012 financial and operational performance was very good, representing overall industry-leading growth (adjusted EBITDA growth of approximately 30.6% year-over-year), and the funding of the Company's senior executive bonus pool and the payment of individual bonus amounts reflected this performance. The Company's annual senior executive bonus plan generally provides for an aggregate "pool" based on the Company's annual adjusted EBITDA performance. Funding of this pool increases as a percentage of adjusted EBITDA as the Company's adjusted EBITDA increases. Senior executives' individual cash bonuses are paid from this pool, and therefore out of the Company's annual adjusted EBITDA. Target individual bonuses are based on achievement of the Company's annual operating budget adjusted EBITDA, which the Company believes represents higher than "market" growth. To the extent the Company achieves greater adjusted EBITDA than the annual operating budget amount, the senior executive bonus pool will be greater than the target amount and both aggregate and individual bonuses would likely exceed target bonus amounts. To the extent the Company does not meet its adjusted EBITDA "target" amount, the senior executive bonus pool will be less than the target amount and both aggregate and individual bonuses would likely be less than "target" bonus amounts. However, in both cases, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards.

The fundamental principle underlying the Company's 2012 performance based cash bonus plan (the "2012 Bonus Plan") was that the bonus pool for senior executives, including the named executive officers, would only be meaningfully funded if the Company had significant year-over-year earnings growth. The Compensation Committee believed at the time of adoption of the 2012 Bonus Plan that the year-over-year growth rates required to fund the senior executive bonus pool sufficient to pay the named executive officers' 2012 "target" bonuses would need to exceed the projected growth rates which would be achieved by the Company's significant direct competitors in 2012. Put another way, based on projections of the performance of the Company's significant direct competitors publicly available at the time of adoption of the 2012 Bonus Plan, the Compensation Committee believed that meaningful bonuses under the 2012 Bonus Plan would only be paid if the Company out-performed the adjusted EBITDA (or comparable metric, as applicable) growth of its significant direct competitors. The Compensation Committee believed that requiring the Company to achieve what it believed to be a higher growth rate than the Company's significant direct competitors before there was meaningful funding available for payment of bonuses to the named executive officers constituted a significant hurdle and meant that each named executive officer's bonus was at significant risk.

Despite the lingering effects of the recent worldwide recession and the effects of the European debt crisis, the Company's financial and operational performance during 2012 was very good in the Compensation Committee's view; the Company's year-over-year pre-bonus adjusted EBITDA growth was 30.6%, an earnings growth rate that significantly exceeded that of the Company's significant direct competitors.

What metric was used? The 2012 Bonus Plan was based upon the accomplishment of adjusted EBITDA targets. For purposes of the plan, EBITDA is operating income before interest, tax, depreciation and amortization expense and includes foreign currency transactions. Adjusted EBITDA excludes stock based compensation expense and other items which, in the judgment of the Compensation Committee, are generally "non-cash," "one time" or "non-recurring" in nature, whether favorable or unfavorable.

These adjustments to EBITDA under the 2012 Bonus Plan are generally consistent with the adjustments made by the Company in the calculation of adjusted EBITDA used in the Company's quarterly and annual earnings announcements and referenced by many of the financial analysts that follow the Company. Adjusted EBITDA is further adjusted to exclude the translation impact of changes in foreign currency exchange rates from the time the plan was adopted. In addition, to ensure the integrity of the performance measure during the applicable period, adjusted EBITDA is calculated without considering the effects on the Company's earnings of any acquisition or disposition of a business, such that "purchased" EBITDA is not included and the estimated results of any business sold during the period are included in the calculation of adjusted EBITDA. The adjustments are intended to ensure that any payments under the 2012 Bonus Plan represent the underlying growth of the Company's core business and are not inflated or deflated due to "non-cash," "one time" or "non-recurring" items, the translation impact of changes in foreign currency exchange rates or the acquisition or disposition of assets between the time the plan was adopted and the end of the measurement period. This measure is effective as it focuses employees on the Company's core earnings so that they can be directly rewarded for business growth and productivity improvements. This measure is also an effective motivator because it is relatively easy to track and generally understood by employees.

How did the 2012 Bonus Plan work? The sole determinant of the funding of the 2012 Bonus Plan was the Company's pre-bonus adjusted EBITDA performance. The 2012 bonus pool funded throughout 2012 as the Company met and/or exceeded the pre-established adjusted EBITDA targets.

In order for the senior executive bonus pool to be funded at a level equal to that of the previous year, the Company needed to achieve 2012 year-over-year pre-bonus adjusted EBITDA growth of approximately 26%. If pre-bonus adjusted EBITDA growth was 10%, which the Compensation Committee estimated at the time the 2012 Bonus Plan was established would approximate "market" growth (i.e., the growth of the Company' significant direct competitors), the bonus pool for senior executives would be funded at a level that would have represented an approximately 78% year-over-year decrease in the senior executive bonus pool.

As the growth targets above illustrate, significant funding of the 2012 Bonus Plan for the Company's named executive officers would only occur upon the achievement by the Company of significant year-over-year adjusted EBITDA growth.

Individual Bonus Targets. Bonus targets for the named executive officers (which are set forth in the 2012 Grants of Plan-Based Awards table) were based on job responsibilities, internal relativity, and data for the Compensation Peer Group. Consistent with the Company's executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to the Company's performance through the 2012 Bonus Plan. The Compensation Committee established bonus targets for 2012 (expressed as a percentage of annual base salary) for the named executive officers ranging from 190% to 300%. The Compensation Committee reserved the right in its complete discretion to decrease or increase payouts below or above "target" amounts, notwithstanding the Company's financial performance. The 2012 Bonus Plan did not provide for individual maximum amounts.

The 2012 base salaries of the named executive officers were significantly under "market" (i.e., compared with the Compensation Peer Group) as determined by Mercer, which, as a general matter, has consistently been the case over prior years. For 2012, the Compensation Committee set a target bonus percentage for Mr. Huston (as he joined the Company in September 2011) and maintained the same target bonus percentages for the other named executive officers that were in effect for 2011. These target bonus percentages were chosen so that if the Company achieves its operating budget adjusted EBITDA, as determined by the Compensation Committee at the beginning of the year, the total cash compensation paid to the named executive officers will likely be more consistent with "market" (i.e., compared with the Compensation Peer Group) total cash compensation, such that if the Company performed at a level consistent with or better than its significant direct competitors (by meeting the Company's operating budget adjusted EBITDA), the named executive officers would be paid a "market" rate for their services. However, if the Company underperformed as compared with its significant direct competitors (by failing short of the Company's operating budget adjusted EBITDA), the named executive officers' total cash compensation would be on the lower end of the Compensation Peer Group and, if the Company outperformed its significant direct competitors (by exceeding the Company's operating budget adjusted EBITDA), the named executive officers' total cash compensation would be on the higher end of the Compensation Peer Group. The Compensation Committee believes that this increases the amount of compensation which is directly tied to the Company's performance, better aligns compensation with the interests of stockholders and puts more of the named executive officers' cash compensation at risk than the practices of the Compensation Peer Group.

The Company's 2012 Performance and Funding of the 2012 Bonus. In the Compensation Committee's judgment, 2012 was a very good year for the Company. The Company produced year-over-year adjusted EBITDA growth of approximately 30.6%, which substantially exceeded the Company's 2012 operating budget adjusted EBITDA. As a result, the senior executive bonus pool under the 2012 Bonus Plan was funded in amounts well above target.

Individual Bonus Amounts. The sole determinant of the funding of each named executive officer's bonus - and the single most important consideration in the determination of the actual amount of each named executive officer's bonus - was the Company's adjusted EBITDA performance as discussed above. The actual dollar amount of each named executive officer's bonus was determined after an assessment of such officer's performance by, in the case of the Chief Executive Officer, the Board of Directors and Compensation Committee and, in the case of the other named executive officers, the Compensation Committee and the Chief Executive Officer. Final bonus amounts for the named executive officers other than the Chief Executive Officer were based on a subjective assessment by the Compensation Committee and the Chief Executive Officer of each named executive officer's performance and contributions during 2012, as opposed to, in most cases, the accomplishment of specific quantitative goals. The Compensation Committee exercised its discretion, based on the advice of the Chief Executive Officer, and did not attempt to quantify, rank or assign specific weight to any single factor (other than Company's adjusted EBITDA performance as described above) in making its bonus decisions.

In early 2013, the Compensation Committee reviewed the Company's 2012 financial results and worked with the Chief Executive Officer to develop appropriate 2012 bonus amounts for the Company's executive officers, other than Mr. Boyd. As described above, the Compensation Committee also worked in executive session with Mercer and the Board to develop an appropriate bonus amount for Mr. Boyd. The bonuses paid to the named executive officers were paid in February 2013 and appear in the Summary Compensation Table for 2012 under the "Non-Equity Incentive Plan Compensation" column.

Mr. Boyd. Based on the Company's performance in 2012 and Mr. Boyd's strong leadership, the Compensation Committee and the Board authorized the Company to pay Mr. Boyd a $5.25 million bonus for 2012, which is higher than the bonus awarded to Mr. Boyd for 2011. The Company's adjusted EBITDA performance as described above was the exclusive determinant in calculating the funding of the 2012 senior executive bonus pool from which Mr. Boyd's bonus was paid and was the primary consideration in determining the amount of Mr. Boyd's ultimate bonus. From the Compensation Committee's perspective, the Company's performance was an impressive accomplishment in any year, but even more impressive given the challenging macro-economic conditions, in particular in Europe, which is one of the Company's largest markets, over recent years. In evaluating Mr. Boyd's 2012 performance and arriving at his 2012 bonus, the Compensation Committee and the Board of Directors also considered, among other things, the following:

•	The Company's 2012 industry-leading year-over-year growth in gross travel bookings and adjusted EBITDA;

•	The Company's industry-leading operating margin;

•	The Company's continued geographic expansion and expansion of its hotel supply around the world during 2012 (including robust growth outside its core European markets);

•	The global collaboration among the Company's different brands;

•	The successful negotiation and execution of an agreement to acquire KAYAK Software Corporation;

•	The growth of the Company's rental car business;

•
Mr. Boyd's leadership during 2012, which included development of the Company's long-term strategy with the Board of Directors and leadership of the organization, succession planning, and development of the management team; and

•	Mr. Boyd's continued development of a healthy, open and constructive relationship with the Board of Directors.

The Compensation Committee also considered a number of other subjective and qualitative factors in its evaluation, such as Mr. Boyd's integrity, vision for the Company, people management skills and investor and Board communication skills.

After balancing the Company's position in the market relative to its significant direct competitors, and the over-achievement of the Company's 2012 financial targets, the Compensation Committee and Board thought that the Company's performance in 2012 was very good and, therefore, believed that the bonus amount authorized by the Board and paid to Mr. Boyd was appropriate.

Other Named Executive Officers

The bonuses paid to the other named executive officers reflected the Company's strong performance during 2012, which is described in detail above. The bonus amounts also reflect the factors described below.

Mr. Huston's bonus reflects Booking.com's excellent 2012 performance, which was a key factor in the Company exceeding its adjusted EBITDA targets as discussed above, and the smooth transition of Booking.com chief executive officer responsibilities from Kees Koolen, Booking.com's prior chief executive officer.

Mr. Finnegan's bonus is in recognition of, among other things, his role as Chief Financial Officer, his role in developing the Company's annual financial plan and his oversight of the Company's finance department.

Mr. Fogel's bonus reflects his important role in advising the Board and the Chief Executive Officer on the Company's strategic direction and his key role in developing the Company's annual business plan and leading the Company's corporate development initiatives.

Mr. Millones' bonus is in recognition of, among other things, his oversight of the Company's legal department, U.S. human resources department and litigation and his coordination of the Board's activities.

In determining bonus amounts for the named executive officers, in addition to considering the factors described above, the Compensation Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each executive's ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

Equity Incentives

Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the "market" levels, as described above, of total "target" direct compensation (total "target" cash compensation plus the "target" value of long-term equity awards) of executives within the Compensation Peer Group. When it makes grants, the Compensation Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants. As with the determination of base salaries and bonus awards, the Compensation Committee exercises judgment and discretion in view of the above criteria and its general policies.

In connection with the 2012 compensation planning process, the Compensation Committee authorized and the Company granted PSUs to the named executive officers. All of the PSUs granted to named executive officers are tied to the Company's consolidated adjusted EBITDA performance and are forfeitable if certain performance thresholds are not achieved.

In 2012, each of the named executive officers was granted PSUs that were based on the Company's consolidated adjusted EBITDA performance over the three-year period ending December 31, 2014. The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the "target" grant, depending on the Company's performance over that period.

The Compensation Committee established adjusted EBITDA as the performance measure to judge the Company's performance over the three-year performance period. The calculation of adjusted EBITDA is intended to be substantially consistent with the calculation used by the Company in its quarterly and annual earnings announcements. The calculation of adjusted EBITDA is similar to the calculation of adjusted EBITDA described above under Performance Based Cash Bonus and the reasons for adoption of adjusted EBITDA as the performance measure are substantially similar in all material respects. In addition, the Compensation Committee felt that the combination of annual incentives based on annual adjusted EBITDA under the 2012 Bonus Plan and three-year incentives based on cumulative adjusted EBITDA over the three-year performance period applicable to the PSUs would properly incentivize executives to consider and balance both shorter term and longer term Company performance in managing the business, and therefore incentivize management to manage the business in a manner that would favor fundamentally strong and consistent growth without excessive risk taking and thereby maximize long-term stockholder value.

The 2012 PSUs granted to each of the named executive officers will vest and be earned at the end of the three-year performance period if the adjusted EBITDA hurdles below are accomplished:

If adjusted EBITDA for the three-year period ending December 31, 2014 is:	Then, the number of shares that will be issued is:
Adjusted EBITDA target for the three-year period ending December 31, 2014 expressed as a multiple of adjusted EBITDA for the three-year period ending December 31, 2011 (reflects upper limit of each applicable tier of adjusted EBITDA):

Less than $5.0 billion	—	1.7x
Between $5.0 billion and $5.7 billion	0x to 1x the "target" grant	1.9x
Between $5.7 billion and $6.7 billion	1x the "target" grant	2.3x
Between $6.7 billion and $7.7 billion	1x to 2x the "target" grant	2.6x
Over $7.7 billion	2x the "target" grant	Greater than 2.6x

The PSUs will be forfeited and no shares will be issued if, over the three-year performance period, the Company does not increase its cumulative adjusted EBITDA by at least approximately 69% over its cumulative adjusted EBITDA over the three-year period ending December 31, 2011 (2009 through 2011).

The Compensation Committee estimated at the time of adoption - based on information available in early 2012 and the public forecasts of the Company's significant direct competitors and other select companies that management, Mercer and the Committee felt were relevant - that the three-year performance thresholds and forfeiture thresholds set forth above, represented significant growth hurdles. If "target" adjusted EBITDA thresholds were achieved, which would result in a "target" payout for executives (i.e., 1x), based on analyst estimates at the time, it would represent higher growth than the estimated growth of the Company's primary global competitor. Accordingly, the Compensation Committee believed that if the Company were to achieve the adjusted EBITDA hurdles above, the Company's stockholders would be rewarded. The Compensation Committee believed that the three-year performance period ensures that executives are focused on longer-term performance and serves as a significant retention device.

Stock Options. Since the adoption by the Company of FASB ASC Topic 718 (formerly known as FAS 123(R)) on January 1, 2006, the Company has not issued any stock options and currently does not intend to do so.

Change in Control and Severance Benefits

Change in Control. Most of the Company's equity grants made prior to 2010 provided for accelerated vesting solely upon a change in control. Most of these awards have vested and the remaining will vest in 2013. The Company's equity grants made in 2010, 2011 and 2012 do not provide for accelerated vesting solely upon the occurrence of a change in control.  Rather, acceleration will only occur with respect to those grants upon certain terminations of employment that occur coincident with or following a change in control or upon certain terminations of employment that occur independently from a change in control. As a general matter, with respect to the most recent equity grants, upon a termination of employment by the Company "without cause" or by the employee on account of his death or disability (and in some circumstances, "for good reason") that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to occur on the date on which the employee is terminated coincident with or following such change in control (on a pro-rata basis based on the performance period that has expired or, in the case of Mr. Huston's RSUs, in full). Mr. Boyd's employment arrangement provides for different accelerated vesting provisions in certain circumstances. See the description of Mr. Boyd's employment agreement beginning on page 34 for more information on the acceleration of his awards.

With respect to the earlier equity grants, the accelerated vesting upon a change in control was intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the Company. In addition, for executives, the prospect of accelerated vesting was intended to align executive and stockholder interests by enabling executives to consider corporate transactions that would be in the best interests of the stockholders of the Company without undue concern over whether the transactions would jeopardize the executives' own employment and opportunities to vest. The accelerated vesting is delayed until the earlier of the date that is six months after the change in control and the date on which the employee was terminated "without cause". This delay in vesting is intended to aid any acquirer by keeping employees engaged and employed during an initial transition period, which would support a compelling business need during uncertain times.

The Company will provide gross-ups for certain of the named executive officers who are based in the United States from any taxes due as a result of the imposition of Section 280G of the Internal Revenue Code ("excess parachute payments") because the effects of Section 280G generally are unpredictable and can have widely divergent and unexpected effects based on an executive's personal compensation history. The Committee believes that the gross-up payments are appropriate for the Company's most senior executives. With respect to Mr. Huston, if any payment made pursuant to his employment agreement would be an excess parachute payment under Section 280G of the Internal Revenue Code, the Company will reduce the amount of such payments to the extent necessary so that no portion of the payments, so reduced, would constitute an excess parachute payment.

See Potential Payments Upon a Change in Control and/or Termination beginning on page 39 for additional details.

Severance Benefits. Each of the named executive officers is entitled to receive severance benefits upon, among other things, a termination "without cause" or "for good reason." The arrangements with the Company's executive officers provide severance payments in an amount that the Compensation Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices as well as the duration of non-competition agreements between the Company and its executive officers. The payments and other benefits are provided because the Compensation Committee considers a termination "without cause" or for "good reason," as those terms are used in the employment arrangements, to be Company-initiated, that under different circumstances would not have occurred and which are beyond the control of the separated individual. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 34 for additional details.

Benefits

The Company's health care and other insurance programs are generally the same for all eligible employees, including executive officers, depending on their geographic location. For all eligible U.S. based employees, the Company has a 401(k) plan. The 401(k) plan allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the U.S. Internal Revenue Code on a pre-tax basis. The Company adds a cash match to its 401(k) plan for all participants, including those executive officers who participate in the plan. The Company matches 50% of the first 6% of compensation deferred as contributions. The 401(k) match made to each of the U.S.-based named executive officers is reflected in the All Other Compensation column on the Summary Compensation Table.

Perquisites

The Company does not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security, financial services or country club memberships. In connection with the hiring in September 2011 of Mr. Huston as Chief Executive Officer of Booking.com, the Company agreed to pay certain costs related to Mr. Huston's relocation from the United States to the Netherlands, including among other things, legal fees in connection with the negotiation of Mr. Huston's employment agreement, professional fees associated with tax advice and planning for Mr. Huston and certain other relocation and related costs.

Other Matters

Stock Ownership Guidelines

Under the Company's stock ownership guidelines, each named executive officer of the Company is required to own the number of shares of the Company's common stock indicated below. Each named executive officer currently is in compliance with the guidelines (whether due to the number of shares owned or the value of shares owned), other than Mr. Huston (see footnote 2 to the below table).

Name	Number of Shares Required to be Owned under the Company's Stock Ownership Guidelines – the Lesser of:	Number of Shares Actually Owned as of March 20, 2013(1)
Jeffery H. Boyd, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	188,188
Daniel J. Finnegan, Chief Financial Officer	5,000 shares or shares valued at three (3) times base salary	19,171
Darren Huston, Chief Executive Officer , Booking.com(2)	5,000 shares or shares valued at three (3) times base salary	—
Glenn D. Fogel, Executive Vice President, Corporate Development and Head of Worldwide Strategy and Planning	5,000 shares or shares valued at three (3) times base salary	11,631
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	5,000 shares or shares valued at three (3) times base salary	3,903

(1)	See Security Ownership of Certain Beneficial Owners and Management on page 16 for details relating to actual stock ownership.

(2)
Mr. Huston was named Chief Executive Officer of Booking.com effective September 26, 2011, and will be required to comply with the Company's stock ownership guidelines over time as he vests in Company equity.

The Company's stock ownership guidelines also set forth requirements for non-employee members of the Board, which are set forth under 2012 Non-Employee Director Compensation and Benefits on page 42. The Company's stock ownership guidelines are detailed in the Company's Corporate Governance Principles, a copy of which is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance."

Short-Selling, Hedging and Pledging Prohibitions

The Company does not allow its executive officers or directors to speculate in the Company's stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls. The Company also does not permit its executive officers or directors to enter into hedging transactions with respect to their ownership of Company securities or to pledge any Company securities.

Pre-arranged Trading Plans

The Company encourages, but does not require, each of its executive officers to effect any disposal of shares of the Company's common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Exchange Act (a "10b5-1 Plan") and the Company's internal guidelines. The Company has established guidelines for the adoption and implementation of 10b5-1 Plans, including the following:

•	A 10b5-1 Plan must be adopted during an open trading window.

•
The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted.  Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second trading day following the filing of the Company's next Form 10-Q with the SEC after the 10b5-1 Plan is adopted or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of the Company's fourth quarter and year-end financial information.

•
A 10b5-1 Plan must generally have a minimum of a one-year term. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chairperson of the Company's Compensation Committee or Audit Committee.

•	Sales under a 10b5-1 Plan may occur during a closed trading window.

•	The Company reserves the right to modify the terms of its 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 19, 2013. The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 19, 2013 and excludes shares that may have been previously sold. It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date

Jeffery H. Boyd President and Chief Executive Officer	2,000 shares	11/22/2010	The earlier of the sale of all of the shares or April 30, 2013
	15,000 shares (1)	12/7/2012	The earlier of the sale of all of the shares or December 31, 2013, if the foundation has not qualified as a tax-exempt private foundation by such date.

Daniel J. Finnegan Chief Financial Officer
75% of the total "net" number (net of amounts associated with any tax withholdings) of shares underlying performance share units granted in March 2010, that are issued at vesting in March 2013, if any.
		11/21/2012	The earlier of the sale of all of the shares or November 30, 2013.

(1)	Represents shares donated to and held by a charitable foundation controlled by Mr. Boyd. Mr. Boyd disclaims beneficial ownership of the shares.

Consistent with its past practices, the Company intends to continue to update the attached list on a quarterly basis following the closing of its trading window; an updated list will be available on the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance."

Equity Award Dates

For 2013, the Compensation Committee selected March 4, May 13, August 12 and November 12 as the dates of grant for any equity awards (to the extent the Committee authorizes any awards) to executives and employees in 2013. The Compensation Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee or, on an exception basis, the chairperson of the Compensation Committee.

Clawbacks

Effective as of February 7, 2013, the Company adopted a policy with respect to the "clawback" of executive compensation pending adoption by the SEC and the NASDAQ Stock Market of final rules on the matter. In general and subject to the terms and conditions of the policy, the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to each "covered employee" (generally, the chief executive officer and the three other highest paid executive officers other than the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Compensation Committee's primary objective in designing and administering the Company's compensation policies is to support and encourage the achievement of the Company's long-term strategic goals and to enhance stockholder value, all as described above. When consistent with this compensation philosophy, the Compensation Committee also intends to structure the Company's compensation programs such that compensation paid thereunder will be tax deductible by the Company. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible.

In particular, as discussed above under Components of Executive Compensation in 2012 - Performance Based Cash Bonus, the Compensation Committee determined to retain discretion under the 2012 Bonus Plan to make adjustments to what was included or excluded from the adjusted EBITDA metric in order to ensure that the results measured in the 2012 Bonus Plan represent the underlying growth of the Company's core business. In addition, the performance criteria of the 2012 Bonus Plan have not been approved by stockholders. As a result, payments under the 2012 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee of the Board of Directors, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Tim Armstrong
Jeffrey E. Epstein
James M. Guyette

Compensation of Named Executive Officers

Summary Compensation Table

The following table shows compensation earned during 2012, 2011 and 2010, except for Messrs. Huston and Fogel, as noted below, by the Company's Chief Executive Officer, Chief Financial Officer and the next three most highly-compensated executive officers serving at the end of 2012. These individuals are referred to as the "named executive officers." Information for Mr. Fogel is for 2011 and 2012 only, in accordance with applicable SEC rules, since he first became a named executive officer as of December 31, 2011. Unless otherwise indicated, titles shown in the table are titles held as of December 31, 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Jeffery H. Boyd	2012	550,000	—		4,499,707	—	5,250,000	(4)	7,824	(7)	10,307,531
President and	2011	550,000	—		4,500,097	—	4,000,000	(5)	7,674	(8)	9,057,771
Chief Executive Officer	2010	550,000	—		2,925,111	—	4,000,000	(6)	7,674	(9)	7,482,785

Daniel J. Finnegan	2012	315,000	—		1,750,281	—	1,000,000	(4)	7,824	(7)	3,073,105
Chief Financial Officer	2011	315,000	—		1,439,919	—	725,000	(5)	7,674	(8)	2,487,593
	2010	315,000	—		1,200,088	—	725,000	(6)	7,674	(9)	2,247,762

Darren Huston	2012	462,952	—		3,000,020	—	4,000,000	(4)	256,612	(7)	7,719,584
Chief Executive Officer,	2011	134,759	260,560	(2)	2,999,869	—	695,941	(5)	100,776	(8)	4,091,592
Booking.com(1)

Glenn D. Fogel	2012	315,000	—		2,000,228	—	1,000,000	(4)	7,824	(7)	3,323,052
Executive Vice President,	2011	315,000	—		1,439,919	—	900,000	(5)	7,674	(8)	2,662,593
Corporate Development and
Head of Worldwide Strategy
and Planning

Peter J. Millones	2012	330,000	—		2,000,228	—	1,000,000	(4)	7,824	(7)	3,338,052
Executive Vice President,	2011	330,000	—		1,439,919	—	800,000	(5)	7,674	(8)	2,577,593
General Counsel and	2010	330,000	—		1,200,088	—	800,000	(6)	7,674	(9)	2,337,762
Corporate Secretary

(1)
Mr. Huston was named Chief Executive Officer of Booking.com effective September 26, 2011. Mr. Huston's salary in 2011 is pro-rated based on his period of service during 2011. The compensation for Mr. Huston is translated into U.S. Dollars using an average exchange rate for 2012 of 1.29 U.S. Dollars to Euros and for 2011 of 1.39 U.S. Dollars to Euros.

(2)	Consists of a signing bonus of $259,864 and an annual "holiday" bonus paid to all employees of Booking.com of $696 for 2011.

(3)
Represents the aggregate grant date fair value of (a) PSUs granted to Messrs. Boyd, Finnegan, Huston, Fogel and Millones in 2012, (b) PSUs granted to Messrs. Boyd, Finnegan, Fogel and Millones in 2011, (c) RSUs granted to Mr. Huston in 2011, and (d) PSUs granted to Messrs. Boyd, Finnegan and Millones in 2010, in each case, computed in accordance with FASB ASC Topic 718. For PSUs granted to Messrs. Boyd, Finnegan, Huston, Fogel and Millones in 2012, the amount reflects 1 times the "target" amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Boyd, Finnegan, Huston, Fogel and Millones under the 2012 PSU awards is 2 times the "target" amount, which would result in a value of $8,999,413, $3,500,561, $6,000,039, $4,000,457 and $4,000,457, respectively, based upon the stock price at the date of grant. For PSUs granted to Messrs. Boyd, Finnegan, Fogel and Millones in 2011, the amount reflects 1 times the "target" amount, as of the grant date, for those awards. The maximum number of shares that could be issued to Messrs. Boyd, Finnegan, Fogel and Millones under the 2011 PSU awards is 2 times the "target" amount, which would result in a value of $9,000,194, $2,879,839, $2,879,839 and $2,879,839, respectively, based upon the stock price at the date of grant. For PSUs granted to Messrs. Boyd, Finnegan and Millones in 2010, the amount reflects 1 times the "target" amount, as of the grant date, for those awards. The maximum number of shares that could be issued under the 2010 grant to Mr. Boyd is 3 times the "target" amount, which would result in a value of $8,775,334 based upon the stock price at the date of grant. The maximum number of shares that could be issued under this grant to Messrs. Finnegan and Millones is 2 times the "target" amount, which would result in a value of $2,400,176 and $2,400,176, respectively, based upon the stock price at the date of grant. The fair value of a grant subject to a market condition is generally lower than an award with only a service condition for vesting since the market condition may never be met. The amounts in this column reflect the Company's estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the named executive officers.

(4)	Represents 2012 cash awards paid in February 2013 under the 2012 Bonus Plan.

(5)	Represents 2011 cash awards paid in February 2012 under the 2011 Bonus Plan.

(6)	Represents 2010 cash awards paid in February 2011 under the 2010 Bonus Plan.

(7)
With respect to Messrs. Boyd, Finnegan, Fogel and Millones, the amount represents the dollar value of insurance premiums paid by the Company during 2012 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by the Company to each individual's 401(k) plan for fiscal year 2012. With respect to Mr. Huston, the amount represents the dollar value of (a) certain perquisites during 2012 in connection with Mr. Huston's relocation to the Netherlands, consisting of (i) $34,489 for housing, (ii) $153,673 in relocation expenses, (iii) $62,378 in education expenses, and (iv) $3,358 in health care insurance and immigration fees, and (b) $2,714 in insurance premiums paid during 2012 with respect to life insurance and accidental death and dismemberment insurance for the benefit of Mr. Huston.

(8)
With respect to Messrs. Boyd, Finnegan, Fogel and Millones, the amount represents the dollar value of insurance premiums paid by the Company during 2011 with respect to life insurance and accidental death & dismemberment insurance for the benefit of such named executive officer and matching contributions made by the Company to each individual's 401(k) plan for fiscal year 2011. With respect to Mr. Huston, the amount represents the dollar value of (a) certain perquisites during 2011 in connection with Mr. Huston's hiring and relocation to the Netherlands, including among other things, $71,350 in legal fees associated with the negotiation of Mr. Huston's employment agreement and $10,914 in professional fees associated with tax advice and planning for Mr. Huston, and (b) insurance premiums paid during 2011 with respect to life insurance and accidental death and dismemberment insurance for the benefit of Mr. Huston, and health insurance premiums paid by the Company during 2011.

(9)
With respect to Messrs. Boyd, Finnegan and Millones, the amount represents the dollar value of insurance premiums paid by the Company during 2010 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by the Company to each individual's 401(k) plan for fiscal year 2010.

Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2012. The column "Estimated Possible Payouts under Non-Equity Incentive Plan Awards" shows the "target" cash payouts under the 2012 Bonus Plan at the time the plan was adopted; actual payouts were made in February 2013 based on the Company's attainment of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation" for the 2012 fiscal year.

Grants of Plan-Based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Date Grant Approved	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Jeffery H. Boyd	3/4/2012	2/28/2012	—	1,650,000		—	—	6,967	13,934	—	4,499,707
Daniel J. Finnegan	3/4/2012	2/28/2012	—	661,500		—	—	2,710	5,420	—	1,750,281
Darren Huston	3/4/2012	2/28/2012	—	925,904	(4)	—	4,645	4,645	9,290	—	3,000,020
Glenn D. Fogel	3/4/2012	2/28/2012	—	598,500		—	—	3,097	6,194	—	2,000,228
Peter J. Millones	3/4/2012	2/28/2012	—	627,000		—	—	3,097	6,194	—	2,000,228

(1)
These columns show the target amount, at the time the 2012 Bonus Plan was adopted, of the payout for each named executive officer under the 2012 Bonus Plan. The actual payments for 2012 for each named executive officer are included in the column entitled "Non-equity Incentive Plan Compensation" of the Summary Compensation Table. The target payouts were performance-driven and therefore completely at risk.  The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 18.

(2)
These columns show the "Threshold," "Target" and "Maximum" number of shares of Company common stock that could be issued in connection with PSUs granted in 2012 under the 1999 Omnibus Plan. The performance period commenced on January 1, 2012 and ends on December 31, 2014. The performance criteria for determining the number of shares of Company common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 18.

(3)
Represents the aggregate grant date fair value of PSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that the Company would expense in its financial statements over the award's vesting schedule. Fair value was calculated using the grant date per share price of $645.86, which was the closing price of the Company's common stock on March 2, 2012, the business day prior to the March 4, 2012 grant date.  The grant date fair value for the PSUs is based upon the estimated probable number of shares that will be issued at the end of the performance period.  As of December 31, 2012, that number is 2 times the "target" grant amount.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.  For additional information, please refer to Notes 2 and 3 of the Company's Consolidated Financial Statements for the year ended December 31, 2012, included in the Company's Annual Report on Form 10-K.

(4)	The "target" cash payout to Mr. Huston was established in Euros and translated into U.S. Dollars using an average exchange rate for 2012 of 1.29 U.S. Dollars to Euros.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

The following table provides information on the holdings of stock option and stock awards by the named executive officers at fiscal year-end 2012. This table includes unexercised stock option awards, both vested and unvested; unvested restricted stock, if any, and RSUs; and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2012. The market value of the stock awards is based on the closing per share market price of the Company's common stock on December 31, 2012, which was $620.39.

Outstanding Equity Awards at 2012 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Jeffery H. Boyd	50,000	—	18.78	2/6/2014	—		—	70,510	(2)	43,743,699

Daniel J. Finnegan	—	—			—		—	21,794	(3)	13,520,780

Darren Huston	—	—			5,625	(1)	3,489,694	9,290	(4)	5,763,423

Glenn D. Fogel	—	—			—		—	22,568	(5)	14,000,962

Peter J. Millones	—	—			—		—	22,568	(6)	14,000,962

(1)
Represents the number of shares of Company common stock that will be issued pursuant to RSUs granted to Mr. Huston in connection with his initial employment by Booking.com in 2011, all of which are scheduled to vest in November 2014.

(2)
Represents the maximum number of shares of Company common stock that may be issued at the end of the performance period in connection with PSUs.  Includes 19,364 shares for which the performance period commenced on January 1, 2011 and ends on December 31, 2013 and 13,934 shares for which the performance period commenced on January 1, 2012 and ends on December 31, 2014. Includes 37,212 shares for which the performance period commenced on January 1, 2010 and ended on December 31, 2012 and which vested and were issued on March 1, 2013. With respect to the 19,364 shares for which the performance period commenced on January 1, 2011 and ends on December 31, 2013 and the 13,934 shares for which the performance period commenced on January 1, 2012 and ends on December 31, 2014, the actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(3)
Represents the maximum number of shares of Company common stock that may be issued at the end of the performance period in connection with PSUs.  Includes 6,196 shares for which the performance period commenced on January 1, 2011 and ends on December 31, 2013 and 5,420 shares for which the performance period commenced on January 1, 2012 and ends on December 31, 2014. Includes 10,178 shares for which the performance period commenced on January 1, 2010 and ended on December 31, 2012 and which vested and were issued on March 1, 2013. With respect to the 6,196 shares for which the performance period commenced on January 1, 2011 and the 5,420 shares for which the performance period commenced on January 1, 2012, the actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(4)
Represents the maximum number of shares of Company common stock that may be issued at the end of the performance period in connection with PSUs.  Consists of 9,290 shares for which the performance period commenced on January 1, 2012 and ends on December 31, 2014.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(5)
Represents the maximum number of shares of Company common stock that may be issued at the end of the performance period in connection with PSUs. Includes 6,196 shares for which the performance period commenced on January 1, 2011 and ends on December 31, 2013 and 6,194 shares for which the performance period commenced on January 1, 2012 and ends on December 31, 2014. Includes 10,178 shares for which the performance period commenced on January 1, 2010 and ended on December 31, 2012 and which vested and were issued on March 1, 2013. With respect to the 6,196 shares for which the performance period commenced on January 1, 2011 and the 6,194 shares for which the performance period commenced on January 1, 2012, the actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

(6)
Represents the maximum number of shares of Company common stock that may be issued at the end of the performance period in connection with PSUs.  Includes 6,196 shares for which the performance period commenced on January 1, 2011 and ends on December 31, 2013 and 6,194 shares for which the performance period commenced on January 1, 2012 and ends on December 31, 2014. Includes 10,178 shares for which the performance period commenced on January 1, 2010 and ended on December 31, 2012 and which vested and were issued on March 1, 2013. With respect to the 6,196 shares for which the performance period commenced on January 1, 2011 and the 6,194 shares for which the performance period commenced on January 1, 2012, the actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

Option Exercises and Stock Vested Table
The following table contains information about stock options exercised by the named executive officers and the vesting of stock awards held by the named executive officers in 2012.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jeffery H. Boyd	66,668	41,425,685	27,828	(3)	17,972,992
Daniel J. Finnegan	—	—	9,074	(4)	5,860,534
Darren Huston	—	—	—		—
Glenn D. Fogel	—	—	8,000	(5)	5,166,880
Peter J. Millones	—	—	9,074	(6)	5,860,534

(1)	This column represents the number of shares underlying stock options exercised.

(2)
This column reflects the difference between the per share market value of the Company's common stock at each exercise and the per share exercise price of the options exercised, multiplied, in each case, by the number of options exercised.

(3)	Mr. Boyd acquired 27,828 shares with a per share market price of $645.86 in March 2012 upon the vesting of RSUs.

(4)	Mr. Finnegan acquired 9,074 shares with a per share market price of $645.86 in March 2012 upon the vesting of RSUs.

(5)	Mr. Fogel acquired 8,000 shares with a per share market price of $645.86 in March 2012 upon the vesting of RSUs.

(6)	Mr. Millones acquired 9,074 shares with a per share market price of $645.86 in March 2012 upon the vesting of RSUs.

Employment Contracts, Termination of Employment and
Change in Control Arrangements

The Company and/or its subsidiaries have employment agreements with each of the named executive officers.  The agreements are of varying duration and generally provide for minimum annual base salaries.  In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his position in the Company's annual bonus and long-term compensation plans generally made available to the Company's senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.  Provided below is a summary of each named executive officer's employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2012 that provide for accelerated vesting (or similar provisions) upon a change in control or termination.

Mr. Boyd

Employment Agreement

Termination without "Cause" or for "Good Reason" (No "Change in Control").  In the event of a termination of Mr. Boyd's employment by the Company without "Cause" (as defined in the agreement with Mr. Boyd) or by Mr. Boyd for "Good Reason" (as defined in the agreement), in either case other than during the three-year period following a "Change in Control" of the Company (as defined in the agreement), Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for two years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) each outstanding equity grant held by Mr. Boyd will be deemed to be vested on a pro-rata basis based on the time of the applicable restricted period that has elapsed through the date of his termination of employment plus one year, but only to the extent that this would result in a greater number of shares of Company common stock vesting than would otherwise apply under the existing terms of the equity grant.

Termination without "Cause" or for "Good Reason" ("Change in Control"). In the event of a termination of Mr. Boyd's employment by the Company without "Cause" or by Mr. Boyd for "Good Reason," in either case during the three-year period following a "Change in Control" of the Company (including any such termination of employment prior to a "Change in Control" at the request of a third party effecting the "Change in Control"), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) a lump sum cash severance payment equal to three times his base salary and target bonus;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for three years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) all outstanding Company equity instruments held by Mr. Boyd will be immediately vested.

Termination as the Result of Death or "Disability". In the event of a termination of Mr. Boyd's employment as the result of his death or "Disability" (as defined in Mr. Boyd's agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2) continuation for one year following termination of employment of group health insurance benefits for Mr. Boyd's dependents in the event of Mr. Boyd's death (or for Mr. Boyd, if he is terminated as the result of "Disability") as if Mr. Boyd were an employee of the Company; and

(3) in the event of termination of Mr. Boyd's employment as the result of "Disability," continuation for one year following termination of employment of group life and disability insurance benefits as if Mr. Boyd were an employee of the Company.

Other.  Mr. Boyd's employment agreement includes certain non-compete, non-solicitation and non-disparagement provisions.  In addition, subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code and Mr. Boyd becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Boyd will be in the same after-tax economic position as if such excise tax were not imposed. Mr. Boyd entered into a separate non-competition and non-solicitation agreement with the Company in February 2013 pursuant to which Mr. Boyd is subject to one-year non-competition and non-solicitation obligations following Mr. Boyd's termination of employment with the Company.

Equity Instruments

2012 and 2011 PSUs.  The PSUs granted to Mr. Boyd in March 2012 and 2011, respectively, provide for accelerated vesting upon a termination without "Cause," a termination for "Good Reason," or a termination as the result of death or "Disability".  The number of shares to be delivered to Mr. Boyd would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•
Upon a termination without "Cause," for "Good Reason," or as the result of death or "Disability" that does not occur coincident with or following a "Change in Control," the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2012 or January 1, 2011, as applicable, as of the date of his termination) of Mr. Boyd's "target" PSU grant and could range from 0 to 2x, depending on the Company's performance through the most recently completed fiscal quarter.

•
If a "Change in Control" occurs prior to January 1, 2015 or January 1, 2014, as applicable, and Mr. Boyd is terminated without "Cause," for "Good Reason," or as a result of death or "Disability" coincident with or at any time following the effective date of the "Change in Control," the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2012 or January 1, 2011, as applicable, as of the effective date of the "Change in Control") of Mr. Boyd's "target" PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company's performance through the most recently completed fiscal quarter; and Mr. Boyd would also receive a pro-rata portion of Mr. Boyd's "target" PSU grant (based on the number of full months that had elapsed since the effective date of the "Change in Control" as of the date of his termination).

•
If a "Change in Control" occurs on or after January 1, 2015 or January 1, 2014, as applicable, and Mr. Boyd is terminated without "Cause," for "Good Reason," or as a result of death or "Disability" coincident with or at any time following the effective date of the "Change in Control," the PSU performance multiplier would be applied to Mr. Boyd's "target" PSU grant and could range from 0 to 2x, depending on the Company's performance through the 12th fiscal quarter completed since January 1, 2012 or January 1, 2011, as applicable.

2010 PSUs.  The PSUs granted to Mr. Boyd in March 2010 provide for accelerated vesting upon a termination without "Cause," a termination for "Good Reason," or a termination as the result of death or "Disability."  The number of shares to be delivered to Mr. Boyd would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•
Upon a termination without "Cause," for "Good Reason," or as the result of death or "Disability" that does not occur coincident with or following a "Change in Control," the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2010 as of the date of his termination) of Mr. Boyd's "target" PSU grant and could range from 0 to 3x, depending on the Company's performance through the most recently completed fiscal quarter. However, if Mr. Boyd's employment is terminated prior to the 6th fiscal quarter completed since January 1, 2010, the PSU performance multiplier cannot exceed 2x.

•
If a "Change in Control" occurs prior to January 1, 2013 and Mr. Boyd is terminated without "Cause," for "Good Reason," or as a result of death or "Disability" coincident with or at any time following the effective date of the "Change in Control," the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2010 as of the effective date of the "Change in Control") of Mr. Boyd's "target" PSU grant; the performance multiplier could range from 0 to 3x, depending on the Company's performance through the most recently completed fiscal quarter; and Mr. Boyd would also receive a pro-rata portion of Mr. Boyd's "target" PSU grant (based on the number of full months that had elapsed since the effective date of the "Change in Control" as of the date of his termination). However, if Mr. Boyd's employment is terminated prior to the 6th fiscal quarter completed since January 1, 2010, the PSU performance multiplier cannot exceed 2x.

•
If a "Change in Control" occurs on or after January 1, 2013 and Mr. Boyd is terminated without "Cause," for "Good Reason," or as a result of death or "Disability" coincident with or at any time following the effective date of the "Change in Control," the PSU performance multiplier would be applied to Mr. Boyd's "target" PSU grant and could range from 0 to 3x, depending on the Company's performance through the 12th fiscal quarter completed since January 1, 2010.

Mr. Finnegan

Employment Agreement

Termination without "Cause" or for "Good Reason".  In the event of a termination of Mr. Finnegan's employment by the Company without "Cause" (as defined in the agreement with Mr. Finnegan) or by Mr. Finnegan for "Good Reason" (as defined in the agreement), Mr. Finnegan will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

                (1) one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

                (2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

                (3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company.

Other.  Mr. Finnegan entered into a separate non-competition and non-solicitation agreement with the Company in February 2013 pursuant to which Mr. Finnegan is subject to one-year non-competition and non-solicitation obligations following Mr. Finnegan's termination of employment with the Company.

Equity Instruments

2012 and 2011 PSUs.  The PSUs granted to Mr. Finnegan in March 2012 and March 2011, respectively, would be treated in the same fashion as the 2012 and 2011 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments."

2010 PSUs.  The PSUs granted to Mr. Finnegan in March 2010 would be treated in the same fashion as the 2010 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments" except for the fact that the PSU performance multiplier could range from 1x to 2x instead of 0 to 3x.

Mr. Huston

Employment Agreement

The employment agreement between Mr. Huston and Booking.com, which was entered into effective September 26, 2011, does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in The Netherlands, which is currently one month for an employment relationship of less than five years. The agreement automatically terminates upon Mr. Huston reaching the pensionable age under an applicable pension agreement or under the General Old Age Pensions Act in The Netherlands (which is generally age 65).

Termination without "Cause" Or "Good Reason."  In the event of a termination of Mr. Huston's employment by Booking.com without "Cause" (as defined in the agreement with Mr. Huston) or by Mr. Huston for "Good Reason" (as defined in the agreement), Mr. Huston will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment; and

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for eighteen months following termination of employment of group health, life and disability insurance benefits as if Mr. Huston were an employee of Booking.com;

(4) the cost of reasonable relocation expenses to North America, in an amount not to exceed EUR 200,000; and

(5) a pro-rata portion of the PSU award granted in March 2012 will immediately vest, but only to the extent that this would result in a greater number of shares of Company common stock vesting than would otherwise apply under the existing terms of the equity grant.

Because Mr. Huston's employment agreement is governed by Dutch law and under Dutch law a court has discretion to award severance to an employee depending on the facts and circumstances of the termination of the employee (e.g., the reason for the termination), if a court awards Mr. Huston any compensation upon his termination, then the amount of such award shall be deducted from the amounts described above.

Termination as the Result of Death.  In the event of a termination of Mr. Huston's employment as the result of his death, Mr. Huston will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health, life and disability insurance benefits for his dependents as if he were an employee of the Company, and the cost of reasonable relocation expenses for his immediate family to North America, in an amount not to exceed EUR 200,000.

Illness or Other Incapacity to Work.  Should Mr. Huston become unable to perform work due to illness or other medical incapacity, Mr. Huston will be entitled to continued payment of 100% of his most recent gross base salary for the first six months of illness or incapacity, commencing on the first day of illness or incapacity, 85% for the second sixth months of illness or incapacity, and 70% for the second year of illness or incapacity.  Such payments will be reduced by financial benefits that Mr. Huston may receive under any contractual or statutory insurance and any other income earned by Mr. Huston.

Other.   The employment agreement with Mr. Huston includes certain confidentiality, non-competition, and non-solicitation provisions. In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a "parachute payment" under Section 280G of the Internal Revenue Code, the Company will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a "parachute payment." Mr. Huston also entered into a separate non-competition and non-solicitation agreement with the Company in February 2013 pursuant to which Mr. Huston is subject to one-year non-competition and non-solicitation obligations following Mr. Huston's termination of employment with Booking.com.

Equity Instruments

2012 PSUs. The PSUs granted to Mr. Huston in March 2012 would be treated in the same fashion as the 2012 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments".

2011 Restricted Stock Units. The RSUs granted to Mr. Huston in November 2011 provide for accelerated vesting upon a termination without "Cause," a termination for "Good Reason," or a termination as the result of death or "Disability."  If a termination without "Cause," for "Good Reason," or as the result of death or "Disability" occurs prior to a "Change in Control," Mr. Huston will receive a pro-rata portion of the RSUs as of the date of termination.  If a "Change in Control" occurs prior to November 14, 2014, and Mr. Huston is terminated without "Cause," for "Good Reason," or as a result of death or "Disability" coincident with or at any time following the effective date of the "Change in Control," the RSUs will immediately vest in full.

Mr. Fogel

Employment Agreement

Termination without "Cause" or for "Good Reason".  In the event of a termination of Mr. Fogel's employment by the Company without "Cause" (as defined in the agreement with Mr. Fogel) or by such executive for "Good Reason" (as defined in the agreement), then Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) one and a half times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company.

Other.  Mr. Fogel entered into a separate non-competition and non-solicitation agreement with the Company in February 2013 pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel's termination of employment with the Company.

Equity Instruments

2012 and 2011 PSUs.  The PSUs granted to Mr. Fogel in March 2012 and March 2011, respectively, would be treated in the same fashion as the 2012 and 2011 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments."

2010 PSUs.  The PSUs granted to Mr. Fogel in March 2010 would be treated in the same fashion as the 2010 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments" except for the fact that the PSU performance multiplier could range from 1x to 2x instead of 0 to 3x.

Mr. Millones

Employment Agreement

Termination without "Cause" or for "Good Reason".  In the event of a termination of Mr. Millones' employment by the Company without "Cause" (as defined in the agreement with Mr. Millones) or by such executive for "Good Reason" (as defined in the agreement), then Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company.

Other.  Mr. Millones entered into a separate non-competition and non-solicitation agreement with the Company in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones' termination of employment with the Company.

Equity Instruments

2012 and 2011 PSUs.  The PSUs granted to Mr. Millones in March 2012 and March 2011, respectively, would be treated in the same fashion as the 2012 and 2011 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments."

2010 PSUs.  The PSUs granted to Mr. Millones in March 2010 would be treated in the same fashion as the 2010 PSUs held by Mr. Boyd described above under "Mr. Boyd - Equity Instruments" except for the fact that the PSU performance multiplier could range from 1x to 2x instead of 0 to 3x.

Potential Payments Upon a Change in Control and/or Termination

The following tables estimate the payments required to be made to each named executive officer in connection with (a) a termination of his employment upon specified events or (b) a change in control assuming a $620.39 per share price for the Company's common stock (the closing market price on December 31, 2012). The amounts shown also assume that the termination or change in control was effective December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2013, changes in the cost of health benefit plans, equity grants made in 2013 or equity that vested subsequent to December 31, 2012. In addition, amounts shown reflect incremental amounts due to the named executive officer upon the specified event, and do not include amounts that were vested as of December 31, 2012. The actual amounts paid can only be determined at the time of the termination of the executive's employment or a change in control. The terms "Cause," "Good Reason," and "Disability" have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement on December 31, 2012, the named executive officer would only receive his accrued but unpaid salary through the termination date of employment.

Mr. Boyd

Executive Benefits and Payments Upon Separation or Change in Control	Termination without "Cause" (non-Change in Control) ($)	Termination for "Good Reason" (non-Change in Control) ($)	Termination without "Cause" or for "Good Reason" (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	4,400,000	4,400,000	6,600,000	—	—
Pro Rated Bonus	1,650,000	1,650,000	1,650,000	—	1,650,000
Equity and Benefits:
Performance Share Units	39,674,297	39,674,297	43,743,699	—	33,976,279
Restricted Stock/ Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	36,270	36,270	54,405	—	18,135
Tax Gross-Up	—	—	—	—	—
Total:	45,760,567	45,760,567	52,048,104	—	35,644,414

(1)	Benefit amounts are based on 2012 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Mr. Finnegan

Executive Benefits and Payments Upon Separation or Change in Control	Termination without "Cause" (non-Change in Control) ($)	Termination for "Good Reason" (non-Change in Control) ($)	Termination without "Cause" or for "Good Reason" (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	976,500	976,500	976,500	—	—
Pro Rated Bonus	661,500	661,500	661,500	—	—
Equity and Benefits:
Performance Share Units	9,997,792	9,997,792	9,997,792	—	9,997,792
Restricted Stock/ Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	18,022	18,022	18,022	—	—
Tax Gross-Up	—	—	—	—	—
Total:	11,653,814	11,653,814	11,653,814	—	9,997,792

(1)	Benefit amounts are based on 2012 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Mr. Huston

Executive Benefits and Payments Upon Separation or Change in Control(1)	Termination without "Cause" (non-Change in Control) ($)	Termination for "Good Reason" (non-Change in Control) ($)	Termination without "Cause" or for "Good Reason" (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	2,846,975	2,846,975	2,846,975	—	—
Pro Rated Bonus	948,992	948,992	948,992	—	948,992
Equity and Benefits:
Performance Share Units	1,921,141	1,921,141	1,921,141	—	1,921,141
Restricted Stock/ Restricted Stock Units	1,260,167	1,260,167	3,489,694	—	1,260,167
Stock Options	—	—	—	—	—
Health & Welfare(2)	41,130	41,130	41,130	—	27,420
Tax Gross-Up	—	—	—	—	—
Relocation	263,609	263,609	263,609	—	263,690
Total:	7,282,014	7,282,014	9,511,541	—	4,421,410

(1)	Mr. Huston's compensation is translated into U.S. Dollars using the exchange rate in effect on December 31, 2012, which was 1.318 U.S. Dollars to Euros.

(2)	Benefit amounts are based on 2012 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Mr. Fogel

Executive Benefits and Payments Upon Separation or Change in Control	Termination without "Cause" (non-Change in Control) ($)	Termination for "Good Reason" (non-Change in Control) ($)	Termination without "Cause" or for "Good Reason" (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,370,250	1,370,250	1,370,250	—	—
Pro Rated Bonus	598,500	598,500	598,500	—	—
Equity and Benefits:
Performance Share Units	10,157,852	10,157,852	10,157,852	—	10,157,852
Restricted Stock/ Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	18,022	18,022	18,022	—	—
Tax Gross-Up	—	—	—	—	—
Total:	12,144,624	12,144,624	12,144,624	—	10,157,852

(1)	Benefit amounts are based on 2012 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Mr. Millones

Executive Benefits and Payments Upon Separation or Change in Control	Termination without "Cause" (non-Change in Control) ($)	Termination for "Good Reason" (non-Change in Control) ($)	Termination without "Cause" or for "Good Reason" (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,914,000	1,914,000	1,914,000	—	—
Pro Rated Bonus	627,000	627,000	627,000	—	627,000
Equity and Benefits:
Performance Share Units	10,157,852	10,157,852	10,157,852	—	10,157,852
Restricted Stock/ Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	18,060	18,060	36,120	—	18,060
Tax Gross-Up	—	—	—	—	—
Total:	12,716,912	12,716,912	12,734,972	—	10,802,912

(1)	Benefit amounts are based on 2012 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change in Control and/or Termination Tables Above. Under applicable SEC rules, the Company is required to estimate the potential payments to each of the named executive officers upon termination or change in control assuming the event occurred on December 31, 2012, the last day of the Company's most recently-completed fiscal year. However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2013.

Equity Compensation Plan Information

The Company has one primary equity compensation plan: the priceline.com Incorporated 1999 Omnibus Plan, as amended, (the "Plan"). Under the terms of the Plan, the Compensation Committee of the Board of Directors is granted broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards.

The table below presents information as of December 31, 2012 regarding the Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	68,400	$19.77	680,109
Equity Compensation plans not approved by security holders
2000 Plan(2)	2,601	$18.78	0
Total:	71,001	$19.73	680,109

(1)
Excludes an aggregate of 608,880 unvested RSUs and unvested PSUs outstanding at December 31, 2012.  With respect to PSUs, this table assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(2)	The 2000 Plan expired in November 2010 and no further grants may be made under the 2000 Plan, although the stock options shown in the table were outstanding as of December 31, 2012.

2012 Non-Employee Director Compensation and Benefits

Directors who are also employees of the Company receive no additional compensation for serving on the Board of Directors.

Non-employee Directors. In 2012, non-employee directors received an annual retainer of $45,000. In 2012, non-employee directors also received an annual grant of RSUs representing the right to receive 263 shares of the Company's common stock upon vesting. The RSUs vest on the day after the one-year anniversary of the date of grant; the vesting of the RSUs will accelerate upon a change in control of the Company or if the director's service on the Board terminates as a result of the director's death or disability.

Committees. In 2012, the chairperson of the Audit Committee received a retainer of $20,000, the chairperson of the Compensation Committee received a retainer of $10,000, and the chairperson of the Nominating and Corporate Governance Committee received a retainer of $10,000. In addition, each non-employee director received a fee of $1,500 for each Audit Committee and Compensation Committee meeting attended, and $1,250 for each Nominating and Corporate Governance Committee meeting attended. From time to time the Board also creates temporary committees to address specific matters. In 2012, each director serving on such a committee received a cash fee of $1,500 per meeting attended.

Chairman of the Board. In 2012, the Chairman of the Board, in addition to compensation received as a director, received a fee of $25,000 and a grant of RSUs representing the right to receive 171 shares of the Company's common stock upon vesting. These RSUs have the same vesting terms as the other RSUs granted to non-employee directors in 2012 as described above.

The Company reimburses non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings. The Company's Stock Ownership Guidelines require that each non-employee director own shares of the Company's common stock in an amount equal to or exceeding the lesser of 2,500 shares or shares valued at $350,000.

The following table shows compensation earned during 2012 by all non-employee directors serving at any time during fiscal 2012.

Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)		Total ($)
Ralph M. Bahna Chairman of the Board	77,500	280,303	—	—		357,803
Howard W. Barker, Jr. Director	90,500	169,861	—	—		260,361
Jan L. Docter Director	45,000	169,861	—	64,870	(4)	279,731
Jeffrey E. Epstein Director	72,000	169,861	—	—		241,861
James M. Guyette Director	74,500	169,861	—	—		244,361
Nancy B. Peretsman Director	45,000	169,861	—	—		214,861
Craig W. Rydin Director	83,500	169,861	—	—		253,361

(1)	This column reports the amount of cash compensation earned in 2012 for Board and committee service.

(2)
This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 3 of the Company's Consolidated Financial Statements for the year ended December 31, 2012, included in the Company's Annual Report on Form 10-K.  These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)	As of December 31, 2012, the Company's non-employee directors (excluding Messrs. Armstrong and Rothman who joined the Board on January 1, 2013) had the following outstanding equity awards:

•	Ralph M. Bahna: RSUs for 1,567 shares;

•	Howard W. Barker, Jr.: RSUs for 3,288 shares (including deferred RSUs for 2,459 shares);

•	Jan L. Docter: RSUs for 829 shares;

•	Jeffrey E. Epstein: options to purchase 10,000 shares and RSUs for 3,288 shares (including deferred RSUs for 2,459 shares);

•	James M. Guyette: RSUs for 829 shares;

•	Nancy B. Peretsman: RSUs for 1,692 shares (including deferred RSUs for 863 shares); and

•	Craig W. Rydin: RSUs for 2,922 shares (including deferred RSUs for 2,093 shares).

(4)	Represents U.S. federal withholding and related taxes paid by the Company on Mr. Docter's behalf, and for which the Company did not seek reimbursement.

2013 Non-Employee Director Compensation Program. In consultation with Mercer, the Compensation Committee's outside compensation consultant, the Compensation Committee and the Board have approved changes to the compensation program for the non-employee members of the Board. Beginning in 2013, non-employee directors will receive an annual cash retainer of $50,000 and an annual restricted stock unit award representing shares of common stock valued at approximately $250,000 on the date of grant. In addition, beginning in 2013, members of the Audit Committee and members of the Compensation Committee will receive an additional $15,000 annual cash retainer for each such committee on which they serve, and members of the Nominating and Corporate Governance Committee will receive an additional $5,000 annual cash retainer. Further, the chairperson of the Audit Committee will receive an additional cash retainer of $20,000, and the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee will each receive an additional $10,000 annual cash retainer. Finally, beginning in 2013, the chairperson of the Board (if a non-employee director) or the Lead Independent Director (if the chairperson is an employee of the Company) shall receive an additional annual cash retainer of $25,000. Per meeting fees for attendance at Board meetings or meetings of the Board's three standing committees will no longer be paid. Additional compensation, if any, for service on temporary or special Board committees will be determined when and if such committees are formed.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is currently comprised of four non-employee, independent directors: Messrs. Armstrong, Epstein, Guyette and Rydin. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or had any related person transaction required to be disclosed in which the Company was a participant during the last fiscal year.  In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of the Company's directors serves as an executive officer.

Certain Relationships and Related Transactions

Review and Approval or Ratification of Related Person Transactions

The Audit Committee of the Board of Directors, pursuant to a written policy, reviews all relationships and transactions in which the Company participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. The Company's legal staff is primarily responsible for gathering information from the directors and executive officers. Related person transactions are generally identified in:

•	questionnaires annually distributed to the Company's directors and executive officers;

•	certifications submitted annually by the Company's executive officers and directors related to their compliance with the Company's Code of Conduct; and

•	communications made directly by the related person to the General Counsel.

As required under SEC rules, transactions in which the Company participates and in which any related person has a director or indirect material interest and the amount involved exceeds $120,000 are disclosed in the Company's proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction. This process is included in the Company's Corporate Governance Principles, which is available on the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance."

Club Quarters

Ralph Bahna, a director of the Company who is retiring from the Board effective as of the Annual Meeting, serves as the chairman of Club Quarters, an international group of hotels, of which Masterworks Development Corporation, controlled by Mr. Bahna, is a minority stakeholder. During the year ended December 31, 2012, in the ordinary course of business the Company facilitated the reservation of hotel rooms by Company customers at Club Quarters hotels. The Club Quarters hotel room reservations by Company customers (including customers of the Company's subsidiaries) during 2012 represented less than 0.07% of the total hotel room night reservations made through the Company, including its subsidiaries, during 2012. Club Quarters received approximately $22.6 million of bookings through the Company (and its subsidiaries) in 2012, approximately $2.5 million of which was paid by the Company to Club Quarters in connection with "merchant" hotel transactions.

PROPOSAL 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The Company is submitting the Audit Committee's selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since July 1997. The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company's By-laws do not require that the stockholders ratify the selection of the Company's independent registered public accounting firm. However, the Company is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as the Company's independent auditors requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter. The Board of Directors recommends a vote FOR Proposal 2.

Report of the Audit Committee of the Board of Directors

The Audit Committee has the responsibility to, among other things, oversee and review the preparation of the Company's consolidated financial statements, the Company's system of internal controls and the qualifications, independence and performance of the Company's independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent registered public accounting firm. The specific duties and responsibilities of the Audit Committee are described in the charter of the Audit Committee, which is available in the Investor Relations section of the Company's priceline.com website (www.priceline.com) under the tab "Corporate Governance." The Board has determined that each member of the Audit Committee is an independent director based on the NASDAQ Stock Market's listing rules and that each member of the Audit Committee also satisfies the SEC's additional independence requirements for members of audit committees. In addition, the Company's Board of Directors has determined that each of Howard W. Barker, Jr. and Jeffrey E. Epstein is an "audit committee financial expert," as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to issue a report thereon. The Audit Committee's responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Company's system of internal control.

The Audit Committee met ten times in 2012.

Review and Discussions with Management

The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2012 with the Company's management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by applicable PCAOB standards, which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526 ("Communication With Audit Committees Concerning Independence") and has discussed with Deloitte & Touche LLP its independence with respect to the Company. In addition, the Audit Committee has considered whether Deloitte & Touche LLP's provision of non-audit services is compatible with maintaining its independence. The Audit Committee's meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of the Company's management.

Conclusion

Based on the review and discussions referred to above, and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements and management's assessment of internal control over financial reporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Howard W. Barker, Jr., Chairman
Jeffrey E. Epstein
Craig W. Rydin

Auditor Independence

Deloitte & Touche LLP is the Company's independent registered public accounting firm. The aggregate fees billed for professional services by Deloitte & Touche LLP in 2012 and 2011 were as follows:

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs, audit of management's assessment of internal controls, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, were approximately $2.0 million for the year ended December 31, 2012 and approximately $1.6 million for the year ended December 31, 2011.

Audit Related Fees. The aggregate fees billed for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees" above were approximately $489,000 for the year ended December 31, 2012 and approximately $166,000 for the year ended December 31, 2011. Audit related services included services for matters such as audits of employee benefit plans, debt offerings, equity offerings, acquisitions and other domestic services.

Tax Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning were approximately $217,000 for the year ended December 31, 2012 and approximately $183,000 for the year ended December 31, 2011. Tax related services included preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

All Other Fees. There were no fees billed by Deloitte & Touche LLP for other services rendered during the years ended December 31, 2012 and 2011.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte & Touche LLP. All audit related services, tax services and other services must be pre-approved by the Audit Committee or the Chair of the Audit Committee. In accordance with the Company's policy and applicable SEC rules and regulations, the Audit Committee or its chairperson pre-approves services provided to the Company by Deloitte & Touche LLP ("Auditor Services"). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee chairperson is authorized to approve such services, provided that they are consistent with the Company's policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte & Touche LLP and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte & Touche LLP in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit related services, tax services and other services described above were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

PROPOSAL 3

Advisory Vote to Approve Executive Compensation

At the Company's 2012 annual meeting of stockholders, more than 97% of the shares voted were cast in support of the Company's executive compensation program, which has remained substantially unchanged. In addition, at the 2011 annual meeting of stockholders the Company's stockholders supported an annual frequency for this advisory vote. In light of the voting results, and consistent with the Board's prior recommendation to the Company's stockholders, the Board has determined that, until the next required stockholder vote on frequency of future advisory votes on the Company's executive compensation or until the Board of Directors determines that such vote will be conducted at a different frequency, the Company will seek advisory approval of its executive compensation on an annual basis. This non-binding advisory vote is being provided as required pursuant to Section 14A of the Exchange Act and applicable SEC rules. Accordingly, the Board is submitting a non-binding stockholder vote to approve the Company's executive compensation for 2012 as described in this proxy statement (commonly referred to as "say-on-pay").

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, the Company's compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. The Company believes that its compensation program, with its balance of short-term incentives (including performance based cash bonus awards) and long-term incentives (including performance based equity awards that vest after three years), and share ownership guidelines reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL 4

Amendments to the priceline.com Incorporated 1999 Omnibus Plan

In February 1999, the Company adopted the priceline.com Incorporated 1999 Omnibus Plan (the "Plan"), which was subsequently approved by the Company's stockholders. The Company's stockholders subsequently approved amendments to the Plan, including approving the current version of the Plan in 2008. Since the Plan's adoption, awards have made under the Plan to officers, other employees, consultants and directors of the Company or its subsidiaries from time to time.

The purpose of the Plan is to increase stockholder value by aligning the selected participants' interests with those of the Company, its affiliates and its stockholders through increased stock ownership, by assisting the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business and, in some cases, by providing a performance incentive by conditioning the vesting of awards on the achievement of specified business goals. The Plan is structured to allow the Compensation Committee broad discretion in selecting criteria for the vesting of awards granted under the Plan.

The Plan has been and continues to be essential to the Company's success in recruiting and retaining critical talent, and the Company believes its use of the Plan to provide equity incentives to executives and other employees has been key to the effective management of the Company and the creation of significant stockholder value over the last several years. The Board believes that providing directors, officers and employees with equity incentives such as restricted stock units and performance share units will contribute substantially to the Company's continued success by further aligning the interests of management with those of the Company's stockholders. Additionally, the Company's overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees. Providing employees with the opportunity to share in the Company's success through equity participation has been a key component in its success, which could not have been achieved without the dedication and productivity of the Company's employees.

Since 2008, the last time the Company asked stockholders to approve an increase in the shares reserved for grant under the Plan, the Company has grown tremendously:

•	gross bookings have grown by 285% from $7.4 billion in 2008 to $28.5 billion in 2012;

•	adjusted EBITDA has grown by 422% from $378 million in 2008 to $1.97 billion in 2012;

•	headcount has grown by 429% from approximately 1,324 employees as of February 15, 2008 to approximately 7,000 employees as of December 31, 2012; and

•	the Company acquired rentalcars.com (formerly known as TravelJigsaw) and has entered into an agreement to purchase KAYAK Software Corporation (which it expects to close during the first half of 2013).

This growth has lead and will likely continue to lead to increased organizational complexity and the need for additional management resources and personnel experienced managing large, diverse and global Internet commerce businesses. Competition for highly talented and experienced senior executives in the Company's industry is intense and often focused in particular geographies such as Silicon Valley, resulting in the need to offer increased compensation packages to attract such personnel. Such compensation packages often include significant equity awards. As the Company continues its efforts to grow and return stockholder value, the granting of equity awards will continue to be critical to the Company's ability to recruit, motivate, incentivize and retain employees that can perform at the highest levels.

In addition, the use of equity awards has provided the Company with the strategic flexibility needed to pursue acquisitions and then retain, motivate and incentivize key employees of the acquired businesses, as well as to recruit new employees for those businesses as they have grown. The Company believes this flexibility will continue to be important in the event it pursues future acquisitions.

As of March 31, 2013, there remained only 447,256 shares unallocated and available for future issuance under the Plan. In view of the critical importance of the Plan, the Board proposes that the Plan be amended to increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 9,195,833 to 11,595,833, subject to adjustment pursuant to the terms of the Plan. In 2000, 2001, 2005 and 2008, the Plan was amended and restated to increase the number of shares available under the Plan, and the Company believes that the proposed increase in the number of shares available for grant at this time under the 1999 Omnibus Plan would not only support the Company's efforts to retain, motivate and incentivize its employees and its expected continued growth, but also provide the Company with necessary flexibility should the opportunity to consummate future strategic transactions present itself.

In 2012, the Company granted awards under the Plan to 612 individuals covering 155,427 shares of common stock (assuming the maximum number of shares issuable pursuant to all such awards is issued), and so far in 2013 the Company has granted awards under the Plan to 683 individuals covering 237,418 shares of common stock (assuming the maximum number of shares issuable pursuant to all such awards is issued). In addition, the Company anticipates making additional equity awards in 2013 in connection with the acquisition of KAYAK Software Corporation and potential new hires during the year. For these reasons, the Company currently expects to exhaust the current share reserve under the Plan within approximately eighteen months. If the amendments to the Plan are not approved, the Company may be compelled to increase significantly the cash component of its employees' compensation, which would diminish the alignment of long-term interests between the Company's employees and its stockholders. Replacing equity awards with cash would also result in the use of cash that might be better utilized if reinvested in the Company's businesses, used in strategic transactions or returned to stockholders.

As stated above, if approved, the amended and restated Plan's share reserve will increase the number of shares that the Company may issue pursuant to equity awards by 2,400,000 shares. In total, if the amended and restated Plan is approved, 11,595,833 shares would be available for issuance under the Plan, of which 8,138,301 shares have already been issued and 610,276 shares are subject to currently outstanding awards (assuming that performance-vested awards achieve maximum performance and therefore the maximum number of shares issuable pursuant to such awards is issued). Assuming that all of the currently outstanding equity awards under the Plan vest (and all performance-vested awards vest in the maximum number of shares) and shares are issued pursuant thereto, after the proposed increase of 2,400,000 shares to the Plan there would be a total of 2,847,256 shares available for future issuance under the Plan. Based on the closing price for the Company's common stock on March 28, 2013 of $688.16 per share, the aggregate market value as of March 31, 2013 of the 2,847,256 shares not subject to currently outstanding awards and proposed to be available for future issuance under the Plan was $1.96 billion.

The Board, the Compensation Committee and the Company's management team place great importance on the responsible management of the Company's equity plans, including the granting of equity awards. In administering the Company's equity compensation program, the Company considers its "burn rate" in evaluating the impact of the program on stockholders. The Company defines "burn rate" as the number of shares issuable pursuant to equity awards granted during the year -- assuming the maximum number of shares issuable pursuant to performance-vested awards is issued -- divided by the weighted average number of shares outstanding during the year. The Company's three-year average burn rate is calculated by dividing the aggregate number of shares subject to awards granted during the applicable three-year period by the sum of the annual weighted average number of shares outstanding during each year of the applicable three-year period. The Company's three-year average burn rates for 2008-2010, 2009-2011 and 2010-2012 were 1.01%, 0.65% and 0.48%, respectively. The Company uses burn rate to measure the potential dilutive effect of its equity awards.

Further, as of March 31, 2013, outstanding equity awards, assuming the maximum number of shares issuable under such awards, represent potential dilution of 1.2% (based on 50,060,208 shares outstanding and 610,276 shares subject to outstanding equity awards assuming maximum issuance). All outstanding equity awards and the shares available for grant under the Plan as of March 31, 2013 together represent potential dilution of 2.1% (based on 50,060,208 shares outstanding, 610,276 shares subject to outstanding equity awards assuming maximum issuance and 447,256 shares available for future grant). And, if the share reserve increase is approved, the potential dilution would be 6.5% (based on 50,060,208 shares outstanding, 610,276 shares subject to outstanding equity awards assuming maximum issuance and 2,847,256 shares available for future grant). The Company believes its burn rate and dilution are reasonable, at the low end of comparable metrics for the Compensation Peer Group and low compared to industry norms for Internet and technology companies.

In determining the number of shares to request for the increase in the Plan's share authorization, the Company's management team worked with Mercer, the Compensation Committee's independent compensation consultant, and the Compensation Committee to evaluate the Company's share usage over the last five years since the share reserve was last increased, the Company's share availability under the Plan, the potential dilution to stockholders of the additional shares and potential stock price volatility. The Company's goal in determining the number of shares to request for the increase in the Plan's share authorization was to arrive at a number that would provide sufficient shares for approximately five years of future grants, although this period could be longer or shorter depending on, among other things, actual awards granted, changes in grant practices due to market conditions or other reasons, the effect of any future acquisitions (including KAYAK), the market value of the Company's stock and organic business growth. However, the Company does not have specific plans or commitments (other than as may be agreed with individual new hires) for future award amounts nor has it prepared specific future annual award budgets. Instead, the Company considered:

•	its past grant history;

•	its compensation philosophies and program (as more fully described above in the Compensation Discussion and Analysis section of this proxy statement);

•	the historic growth of the Company's employee base both through acquisitions and generally;

•	the Company's expectation of future organic growth;

•	the possibility of future acquisitions; and

•	the desire to have sufficient flexibility and cushion to meet the Company's needs during that period and being prepared for changing market conditions during that period.

The Company believes five years is an appropriate time horizon for the request so that the Company will have certainty of the availability of shares under the Plan for a reasonable period of time so as to effectively manage the business during that period while ensuring that stockholders have the opportunity to evaluate and vote on the allocation of shares under the Plan with regular frequency. In addition, the Company used a commercially available modeling tool to assist it in determining the number of shares by which to increase the pool and, based on the use of the tool, the request for the increase in shares is well within industry standards.

Although the Company does not have specific estimates or plans for equity awards over the next five years, management, Mercer and the Compensation Committee did consider various scenarios under differing assumptions when determining the number of shares to request for the increase in the Plan's share authorization. These scenarios included various assumptions regarding organic growth and resulting increases in headcount, the possibility of future acquisitions and the number of employees and potential resulting equity awards that could result and potential future stock price volatility.

The Company also considered the potential availability of additional shares that may become available for future grant pursuant to equity plans to be assumed in the proposed acquisition of KAYAK, as well as the restrictions on the use of such shares imposed under applicable rules of the NASDAQ Stock Market, which provide that such shares may only be granted to KAYAK employees or to employees hired by the Company (or its other subsidiaries) after the date of the closing of the acquisition. The Company estimates that approximately 27,000 shares will be available for future grant under the KAYAK equity plans after the acquisition. Upon completion of the KAYAK acquisition, the Company will amend the KAYAK 2012 Equity Incentive Plan to terminate its "evergreen" provision.

If the amended and restated Plan is approved, the Company intends to utilize the shares authorized under the Plan to continue its practice of incentivizing key individuals through annual equity grants. If the amended and restated Plan is not approved, the Company's ability to effectively manage the business and attract, motivate, incentivize and retain talented employees will be harmed.

The Company believes that it has demonstrated a commitment to sound equity compensation practices in recent years, and that its equity compensation practices have been key to the effective management of the Company and the creation of significant stockholder value over the last several years. The Company recognizes that equity compensation awards dilute stockholder ownership, so the Company has carefully managed its equity incentive compensation to ensure that a significant portion is tied to performance metrics that have a direct impact on the creation of stockholder value. The Company's equity compensation practices are intended to be competitive and consistent with market practices, and the Company believes its historical share usage has been responsible and mindful of stockholder interests, as described above and in the Compensation Discussion and Analysis section of this proxy statement.

In addition to the increase in the share reserve under the Plan, the proposed amendments to the Plan would also make a few other changes to update and improve the Plan, as well as to extend its term. The principal other changes are as follows:

•
add four types of performance metrics that specifically relate to the Company's business to the definition of "Performance Goals," which could be used for purposes of grants of Section 162(m) qualified awards under the Plan, if the Committee decides to make such awards;

•	make explicit that employees, directors and consultants of subsidiaries of the Company may participate in the Plan;

•	make explicit that only the minimum amount of taxes are to be withheld through share withholding with respect to an award granted under the Plan;

•
specify that an agreement evidencing an award granted under the Plan may provide that the award be subject to cancellation or forfeiture under a clawback policy adopted by the Company or under any applicable law or national securities exchange rules and regulations;

•	provide flexibility with respect to the treatment of vesting during a leave of absence;

•	revise the definitions of "Company" and "Subsidiary" and add a successors provision to the Plan to take into account any potential restructurings of the Company and its corporate group; and

•
extend the term of the Plan for another ten years, until April 22, 2023 (ten years after approval by the Board of the Plan as amended and restated and submitted for stockholder approval at the Annual Meeting).

A description of the Plan, as it is proposed to be amended, follows. This description is only a summary and is qualified in its entirety by the provisions of the Plan, which is attached hereto as Appendix B. Terms not defined herein have the meanings given to such terms in the Plan. A majority of the outstanding shares of common stock present, in person or by proxy, at the Annual Meeting voting in favor of the proposed amendments to the Plan is required for its approval.

The Board of Directors recommends a vote FOR this Proposal 4.

Summary of priceline.com Incorporated 1999 Omnibus Plan

The Plan is intended to promote the interests of the Company by (1) providing employees, directors and consultants appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company or its subsidiaries or affiliates, (2) aligning the interests of employees, directors and consultants with those of stockholders by providing employees, directors and consultants with a personal equity interest in the long-term success of the Company and (3) rewarding the long-term performance of individual officers, other employees, consultants and directors.

General

The Plan provides for the granting of equity awards to such officers, other employees, consultants and directors of the Company and its subsidiaries and affiliates as the Compensation Committee, which is the committee of the Board of Directors appointed to administer the Plan, may approve from time to time. Awards under the Plan may be made in the form of incentive stock options, non-qualified stock options, restricted stock or other awards, such as restricted stock units and performance share units.

Stock Subject to the Plan

The maximum number of shares of common stock originally reserved for the grant or settlement of awards under the Plan was 1,562,500.  On April 24, 2000, at the Company's 2000 Annual Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 1,562,500 to 4,229,166.  On May 21, 2001, at the Company's 2001 Special Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 4,229,166 to 5,895,833. On January 24, 2005, at the Company's 2005 Annual Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 5,895,833 to 7,895,833. On June 8, 2008, at the Company's 2008 Annual Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 7,895,833 to 9,195,833.

The maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan is currently 9,195,833 subject to adjustment as provided in the Plan. As described above, it is proposed that the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan be increased to 11,595,833.

No more than 1,250,000 shares of stock may be awarded in respect of options, no more than 416,666 shares of stock may be awarded in respect of restricted stock and no more than 833,334 shares of stock may be awarded in respect of other stock-based awards to a single individual in any given year during the life of the Plan.  Awards (either as options, restricted stock or other awards) may be made in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, generally referred to as the "Code."  Shares of common stock acquired upon the exercise or settlement of awards may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the holder of such award, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan.

In addition, the following shares of stock shall not be added to the aggregate Plan limit described above (and therefore, in the case of (b) are counted against the aggregate Plan limit and in the cases of (a) and (c) are not considered available for future grant under the Plan): (a) shares of stock tendered in payment of the exercise price of an option; (b) shares of stock withheld by the Company to satisfy any tax withholding obligations; and (c) shares of stock that are repurchased by the Company with option proceeds.

Except as provided in an agreement evidencing the grant of an award, in the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of awards under the Plan, then the Compensation Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the:

•	number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards;

•	number and kind of shares of common stock or other property, including cash, issued or issuable in respect of outstanding awards;

•
exercise price, grant price, or purchase price relating to any awards, provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code;

•	performance criteria with respect to an award; and

•	individual limitations applicable to awards.

Administration

The Plan is administered by the Compensation Committee, the composition of which is intended to satisfy the provisions of Section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.  However, the Compensation Committee retains the discretion to issue awards that do not comply with Section 162(m) of the Code. The Compensation Committee also has the authority, among other things, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, in its sole discretion, including: the authority to grant awards; select grantees; determine the type, terms, conditions, restrictions and number of awards to be granted; make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or its financial statements, to the extent not inconsistent with Section 162(m) of the Code, if applicable, or in response to changes in applicable laws, regulations, or accounting principles; construe and interpret the Plan and any award; prescribe, amend and rescind rules and regulations relating to the Plan; determine the terms and provisions of agreements evidencing awards; and make all other determinations deemed necessary or advisable for the administration of the Plan.

The Compensation Committee may, in its absolute discretion, without amendments to the Plan:

•
accelerate the date on which any option granted under the Plan becomes exercisable, waive or amend the operation of the Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option;

•	accelerate the vesting or waive any condition imposed with respect to any restricted stock; and

•	otherwise adjust any of the terms applicable to any award.

The Compensation Committee may, to the extent permitted by law, also delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Compensation Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the

Plan. However, in the case of awards that are intended to comply with Section 162(m) of the Code, officers may not grant awards to any persons subject to Section 162(m) of the Code.

Eligibility

All officers, directors, consultants and employees of the Company, its subsidiaries or affiliates are eligible to receive awards under the Plan. Currently, the Company has six executive officers, nine directors (not including the Chief Executive Officer who is also a director) and approximately 7,000 employees.

Awards Under the 1999 Omnibus Plan

Stock Options.  With respect to an option, the Compensation Committee shall specify the period or periods of continuous service by the participant with the Company or any subsidiary that is necessary before the option or installments thereof will become exercisable. The "option exercise price," which is the purchase price per share payable upon the exercise of an option, will be established by the Compensation Committee; provided, however, that the option exercise price may be no less than the "fair market value" of a share of common stock on the date of grant, which is determined as the closing sales price of a share of common stock on the NASDAQ Stock Market for the date immediately preceding the date of grant on which there was a sale of common stock.  The option exercise price is payable by any one of the following methods or a combination thereof:

•	in cash or by personal check, certified check, bank cashier's check or wire transfer;

•	in shares of common stock owned by the optionee for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise; or

•	in such other manner as the Compensation Committee may from time to time authorize.

The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding option to reduce its exercise price. Furthermore, no option will be cancelled and replaced with an award having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of the stockholders of the Company.

Unless specified otherwise in an option agreement, an option will expire on the tenth anniversary of the date the option is granted.

Restricted Stock.  The Compensation Committee may authorize the Company to issue restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions, including the attainment of performance goals. The Plan provides that restricted shares of common stock with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a change in control, a termination without "cause" or other special circumstances. The Compensation Committee may grant restricted shares of common stock with a different vesting schedule so long as the aggregate amount of such award, taken together with similar other stock-based awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

Other Awards.  Other awards valued in whole or in part by reference to, or otherwise based on, shares of common stock may be granted either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the Compensation Committee has the authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such other awards, including the attainment of performance goals. Awards granted under this provision include restricted stock units and performance share units. The Plan provides that such other awards with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a change in control, a termination with "cause" or other special circumstances. The Compensation Committee may grant other stock-based awards with a different vesting schedule so long as the aggregate amount of such award, taken together with restricted stock awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan.

Performance Goals. In the case of restricted stock and other awards intended to comply with Section 162(m) of the Code, the Plan requires that the Compensation Committee establish performance goals, which may be based upon one or more of the following criteria: pre-tax or after-tax income; operating profit; return on equity, assets, capital or investment; earnings; earnings before interest, taxes, depreciation and/or amortization; book value per share; sales or revenues; operating expenses; margins; market share; gross bookings; hotel/accommodation room nights; and stock price appreciation, as the Compensation Committee may determine in its discretion. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The performance goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

One of the requirements of "performance-based compensation" for purposes of Section 162(m) of the Code is that the material terms of the plan's performance goals must be approved by the Company's stockholders and that such terms be reapproved by the Company's stockholders every five years. In order to make awards to a recipient who is, or is likely to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code under a plan that will meet the requirements of Section 162(m), the Plan's performance goals are being submitted to the Company's stockholders for reapproval. In the event that such approval is not obtained, no awards subject to the stockholder reapproval requirement under Section 162(m) will be made after the Annual Meeting.

The Compensation Committee is not required to structure awards so that they are deductible under Section 162(m) of the Code, and the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible.

 Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
Neither a participant nor any of a participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant's benefit under the Plan and grants under the Plan may not be reduced by, or offset against, any amount owing by the participant to the Company or any of its subsidiaries or other affiliates.
If, at the time of a participant's separation from service (within the meaning of Section 409A of the Code) (1) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (2) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the first month after such six-month period.
Notwithstanding any provision of the Plan and grants under the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants under the Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Plan and grants under the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its subsidiaries or other affiliates shall have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

Successors and Assigns

The Plan provides that in the event of a merger, consolidation or other type of reorganization of the Company's corporate group, all obligations of the Company under the Plan will be binding on any assign or successor of the Company. In addition, any references to the "Company" in the Plan and in any Agreement will be deemed to refer to such assigns or successors.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     Non-Qualified Stock Options.  An optionee will not recognize any taxable income upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option by a domestic optionee, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The optionee's tax basis for the common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of common stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be treated as capital gain or loss.

Incentive Stock Options.  An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option unless the optionee is subject to alternative minimum tax described below.  The Company will not be entitled to a corporate tax deduction with respect to such grant or exercise.

If the optionee holds the stock acquired upon exercise of an incentive stock option for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the shares issued pursuant to an incentive stock option.  This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares issued pursuant to the incentive stock option.

If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of issuance of the shares to the optionee upon exercise of the incentive stock option, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee.  Any further gain or loss after the date of exercise generally will be treated as capital gain or loss.  A disposition of incentive stock option shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Alternative Minimum Tax.  Generally, the difference between the fair market value of stock purchased upon exercise of an incentive stock option (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the incentive stock option is an adjustment to income for purposes of the alternative minimum tax.  An alternative minimum tax adjustment applies unless a "disqualifying disposition" of shares occurs in the same calendar year as exercise of the incentive stock option.  In general, the alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income for alternative minimum taxable income up to $175,000 and 28% thereafter.  Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

Restricted Stock.  A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income, for example, if a Section 83(b) election was previously made or the restrictions were previously removed, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.

Other Types Of Awards. The tax-treatment of any other stock-based award will vary depending on the terms of the awards. However, for restricted stock units and performance share units, the grantee will generally recognize ordinary income on the date that the shares underlying the award are delivered after vesting requirements are met, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Tax Consequences to the Company. In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary or affiliate for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Because the grant of awards pursuant to the Plan will be within the discretion of the Compensation Committee, it is not possible to determine the awards that will be made under the Plan. However, the following table outlines equity awards made in 2012 to the persons and groups identified:

1999 OMNIBUS PLAN
Name and Position	Dollar Value ($)(1)	RSUs (#)	PSUs (#)(2)
Jeffery H. Boyd, Chairman, Chief Executive Officer and President	$4,499,707	—	6,967
Daniel J. Finnegan, Chief Financial Officer	$1,750,281	—	2,710
Darren Huston, Chief Executive Officer, Booking.com	$3,000,020	—	4,645
Glenn D. Fogel, Head of Worldwide Strategy and Planning, Executive Vice President Corporate Development	$2,000,228	—	3,097
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	$2,000,228	—	3,097
All Current Executive Officers as a Group	$15,550,371	—	24,077
All Non-Employee Directors	$1,299,470	2,012	—
All Employees (excluding Executive Officers)	$44,285,975	32,685	36,288

(1)	Represents grant date fair value, computed in accordance with FASB ASC Topic 718.

(2)
Assumes the target number of shares issuable pursuant to the awards are issued. The actual number of shares issuable pursuant to the 2012 PSUs could be as few as 38,611 shares (with an aggregate grant date fair value of $24,937,300) and as many as 120,730 shares (with an aggregate grant date fair value of $77,974,678), depending on the achievement of the performance criteria and the resulting performance factors applicable to the PSUs.

See Note 3 to the Company's consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2012 for additional details.

PROPOSAL 5

Stockholder Proposal Concerning Accelerated Vesting of Equity Awards in a Change in Control Situation

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company's common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 5 - Limit Accelerated Executive Pay

Resolved: Shareholders ask our board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that our board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive's termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses executive pay. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

The vesting of equity pay over a period of time is intended to promote long-term improvements in performance. The link between executive pay and long-term performance can be severed if such pay is made on an accelerated schedule.

This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company "High Concern" for Executive Pay - $73 million for our CEO Jeffery Boyd. Mr. Boyd gained $52 million from exercising 100,000 options and $16 million from the vesting of 36,000 performance share units (PSUs). Plus we no longer have the benefit of an independent board chairman.

Mr. Boyd's options were market-priced and had vested based merely on the passage of time without any job performance requirements. Equity pay given as a long-term incentive should include job performance requirements. -Market-priced stock options could provide rewards due to a rising market alone, regardless of an executive's performance. Furthermore, the PSUs relied on 3-year performance periods and were based on adjusted EBITDA, the same goal used to fund the bonus pool under the annual incentive plan. Executives were thus paid twice for similar goals. A mix of performance goals is more appropriate to prevent executives from gaming results and to ensure that executives do not take actions to achieve one goal that might ultimately damage another.

Our executive pay committee was free to increase bonus payouts regardless of performance and the plan did not have individual maximum amounts. Also, our company has not yet implemented clawback provisions to recoup unearned pay due to fraud. Finally, Mr. Boyd was entitled to a potential $47 million payment under a change in control.

In 2012 our directors did not have the fortitude to face the shareholder written consent proposal without spending extra money on their negative advertisements/solicitations - thanks to the "leadership" of James Guyette who chaired our corporate governance committee and who received our highest negative votes.

Please vote to protect shareholder value:

Limit Accelerated Executive Pay - Proposal 5

___________________________________

Board of Directors Statement in Opposition to Proposal 5.
The Board of Directors Recommends a Vote AGAINST this Proposal 5.

The Board of Directors recommends a vote AGAINST this Proposal 5 for the following primary reasons:

1.	The Proposal is unnecessary as the Compensation Committee already generally follows the requested policy when granting equity awards to senior executives.

2.
The Proposal is unwise in that it would unnecessarily limit the Compensation Committee's flexibility in structuring equity awards to senior executives to address changing market or Company conditions, ensure alignment of interests between senior executives and stockholders or attract, retain, motivate and incentivize senior executives.

3.
The Proposal is vague in that it does not indicate the pro-rata vesting method that the stockholders would be requesting, and therefore any resulting policy implemented by the Board of Directors and the Compensation Committee may not conform to what any particular stockholder or group of stockholders had in mind when voting in favor of the Proposal.

The Proposal is unnecessary as the Compensation Committee already generally follows the requested policy when granting equity awards to senior executives. The outstanding equity awards of the Company's senior executives do not provide for automatic accelerated vesting in the event of a change in control, often referred to as "single trigger" acceleration because the single event of the change in control would result in accelerated vesting. Instead, equity awards held by the Company's senior executives, to the extent they provide for accelerated vesting in the event of a change in control, continue to vest following a change in control in accordance with their normal vesting schedule unless the senior executive's employment is terminated "without cause" or as a result of death or disability, or the senior executive, in certain instances, resigns for "good reason," following or in connection with a change in control. This kind of accelerated vesting is often referred to as "double trigger" acceleration because it only occurs if there has been both a change in control and a specified termination of employment. Double trigger accelerated vesting, as permitted by the Proposal, has been and is currently the Compensation Committee's policy with respect to accelerated vesting in the event of a change in control.

Further, except as discussed below with respect to certain equity awards to Mr. Jeffery Boyd, the Company's Chief Executive Officer and to Mr. Darren Huston, the chief executive officer of the Company's Booking.com business, the Company's equity awards to senior executives, to the extent they provide for accelerated vesting in the event of a change in control, provide that following a change in control and a specified termination of employment only a pro-rata portion of the awards would vest according to a calculation that takes into account the number of full months that have elapsed since the grant date of the awards and, in connection with outstanding performance share units, the satisfaction of specified performance metrics. As a result, the Compensation Committee's current policy and practice for senior executive equity awards in the event of a change in control followed by a specified termination of employment already substantially implements the Proposal.

In accordance with his employment agreement, equity awards granted to Mr. Boyd provide for double-trigger vesting acceleration in the event of a specified termination of employment following or in connection with a change in control transaction. However, Mr. Boyd's employment agreement provides that his equity awards will vest in full in such a case rather than on a pro-rata basis. As the Proposal by its terms would not affect the terms of Mr. Boyd's employment agreement concerning the vesting of current and future equity awards, it would not result in different vesting provisions applying to future equity awards granted to Mr. Boyd.

In accordance with his employment agreement, in connection with joining the Company as the chief executive officer of the Company's Booking.com business in 2011, Mr. Huston was granted a restricted stock unit award in 2011 and a performance share unit award in 2012. Mr. Huston's employment agreement provides that the 2011 restricted stock unit award will vest in full on a double-trigger basis in the event of a specified termination of employment following or in connection with a change in control transaction. Mr. Huston's employment agreement further provides that the 2012 performance unit award will vest in the event of a specified termination of employment, whether or not following or in connection with a change in control transaction, in at least the number of shares equal to the target number of shares subject to the award multiplied by a fraction representing the portion of the performance period during which Mr. Huston was employed by the Company (without reference to performance metrics). As the Proposal by its terms would not affect the terms of these grants, it would have no effect on them. Mr. Huston's 2013 performance share unit award followed the Company's current policy for senior executive grants described above in that it provides for double-trigger accelerated vesting in the event of a specified termination following or in connection with a change in control transaction on a pro-rata basis according to a calculation that takes into account the satisfaction of specified performance metrics and the number of full months that have elapsed since the grant date of the awards.

The Proposal is unwise in that it would unnecessarily limit the Compensation Committee's flexibility in structuring equity awards to senior executives to address changing market or Company conditions, ensure alignment of interests between senior executives and stockholders or to attract, retain, motivate and incentivize senior executives. In the view of the Board of Directors, the Compensation Committee of the Company, currently consisting of four independent directors, must have sufficient flexibility to structure senior executive compensation programs that reflect Company needs, consider prevailing market conditions, ensure alignment of interests between senior executives and stockholders, and attract, retain, motivate and incentivize highly qualified senior executives. Although, as discussed above, the vesting provisions contained in the Proposal are generally similar to the Compensation Committee's current position regarding the accelerated pro-rata vesting of senior executive equity grants upon a change in control of the Company, the Board believes that affirmatively codifying the Proposal, or any specifically mandated policy, as an ongoing requirement that is binding upon the Compensation Committee would unduly limit the ability of the Compensation Committee to structure and implement senior executive compensation programs that are in the best interests of the Company and its stockholders.

For example, other companies without such a formal policy may be able to offer more attractive compensation packages to the Company's senior executives or potential new hires, which could result in the loss of key management talent or an inability to attract senior executive candidates. In particular, the Compensation Committee may need to provide for a minimum amount of vesting to attract a senior executive candidate to join the Company, as was done in the case of Mr. Huston. Further, if a change in control transaction is presented to the Company, senior executives should be incentivized and focused on the best interests of the Company and its stockholders, rather than concerned with their own post-transaction employment status and vesting opportunities. In the context of any particular change in control transaction or in the case of particular senior executives (especially any that may be targeted for termination following the transaction as is often the case with the chief executive officer and those in finance, legal and other administrative functions), it could be important for the Compensation Committee to provide for alternative vesting provisions, such as single trigger acceleration or 100% accelerated vesting on a double trigger instead of pro-rata vesting or a combination of vesting provisions. The Board of Directors does not believe a mandated "one size fits all" approach to vesting, especially in the context of a change in control, is appropriate or in the best interests of the Company and its stockholders.

The Proposal is vague in that it does not indicate the pro-rata vesting method that the stockholders would be requesting, and therefore any resulting policy implemented by the Board of Directors and the Compensation Committee may not conform to what any particular stockholder or group of stockholders had in mind when voting in favor of the Proposal. In addition to being unnecessary and unwise, the Proposal is not appropriately instructive regarding key terms and concepts. In particular, the Proposal is unclear as to how the recommended "partial" or "pro-rata" vesting method vaguely referenced in the Proposal differs from the pro-rata vesting method already implemented by the Company and, in turn, how the proposed method would be administered and calculated by the Company. As a result, the Proposal is not specific enough to be implemented by the Company without significant risk of distorting the proponent's intentions, creating administrative uncertainty or implementing a policy that does not conform to what any particular stockholder or group of stockholders (including the proponent) had in mind when voting in favor of the Proposal. The Company's performance share units granted to senior executives, to the extent they provide for accelerated vesting in the event of a change in control, already generally provide for pro-rata accelerated vesting according to pre-established formulas upon the occurrence of certain specified termination events occurring following or in connection with a change in control, as discussed above. As more fully discussed in the Compensation Discussion and Analysis section of this proxy statement, the terms and conditions governing the performance share units were structured by the Company's independent Compensation Committee in consultation with its independent outside compensation consultant, Mercer. The Board of Directors believes the vesting conditions applicable to the performance share unit awards are sufficiently structured and articulated in their current form, are appropriate in light of market practice, and further the goals of the Company's senior executive compensation program.

Other Considerations. In addition to the reasons set forth above, the Board of Directors would note that the Company's equity award programs for its senior executives have not changed in several years and have been highly effective in incentivizing management behavior that has created significant stockholder value. For example, over the last three years the Company's adjusted EBITDA grew from $547.7 million in 2009 to $1.97 billion in 2012, and its stock price increased by 184% from a closing price of $218.41 on December 31, 2009 to a closing price of $620.39 on December 31, 2012. Further, the Board of Directors would note that the Company's stockholders overwhelmingly supported these programs and the Company's senior executive pay practices generally by approving the compensation of the Company's named executive officers by the affirmative vote of over 97% of votes cast at the 2012 annual meeting of stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

2014 Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC's proxy rules, wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with the 2014 annual meeting of stockholders must submit their proposals to the Company's Corporate Secretary on or before December 24, 2013.

In order for proposals, including stockholder nominees for election to the Board, to be properly brought before the 2014 annual meeting of stockholders in accordance with the Company's By-laws (and not pursuant to SEC Rule 14a-8), a stockholder's notice of the matter the stockholder wishes to present must be delivered to the Company's Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than February 6, 2014 and no later than March 8, 2014.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

DIRECTIONS

priceline.com Incorporated 2013 Annual Meeting

Thursday, June 6, 2013 at 9:00 a.m., Eastern Time

Hyatt Regency Greenwich
1800 E. Putnam Avenue
Old Greenwich, Connecticut 06870
(203) 637-1234

Via Merritt Parkway (North / South):
Follow Merritt Parkway to the North Street Exit #31.
Make a left (North) or make a right (South) onto North Street toward the Greenwich Business District.
Follow North Street to the end, about four miles, and then take a left onto Maple Avenue.
Take the next left onto East Putnam Avenue.
Follow East Putnam Avenue for approximately three miles.
After passing the I-95 thruway entrance signs, the Hyatt will be at the third traffic light.
Turn right into the hotel entrance.

Via I-95 (North / South):
Take the Old Greenwich Exit #5.
Make a right at the end of the ramp onto East Putnam Avenue / Route 1.
Follow the avenue to the third traffic light and make a right into the hotel entrance.

APPENDIX A
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Year Ended December 31,		Three Years Ended December 31,
		2012	2011	2012	2009
	GAAP Net income applicable to common stockholders	$ 1,419,566	$ 1,056,371	$ 3,003,478	$ 827,245

(a)	Amortization of acquisition-related intangible assets in Merchant revenues	—	—	4,702	700
(b)	Airline excise tax refund	—	—	—	(18,592)
(c)	Charges related to hotel occupancy and other related tax rulings and judgments	16,126	—	17,858	3,680
(d)	Favorable litigation settlement related to credit card processing costs	—	—	—	(2,239)
(e)	Stock-based employee compensation	71,565	65,724	205,489	97,446
(f)	Adjustment to exclude favorable impact related to franchise tax and sales and use tax for headquarters location	—	—	(2,720)	—
(g)	Securities litigation settlement, net of insurance contribution	—	—	—	55,350
(h)	Stock-based compensation payroll taxes	—	—	—	1,628
(i)	Depreciation and amortization	65,141	53,824	164,728	119,061
(j)	Restructuring	—	—	—	—
(k)	Interest income	(3,860)	(8,119)	(15,836)	(39,659)
(k)	Interest expense	62,064	31,721	123,729	69,349
(l)	Loss (gain) on early extinguishment of debt	—	32	11,366	(4,966)
(m)	Income tax expense	337,832	308,663	864,636	30,944
(n)	Equity in income of investee	—	—	—	629
(o)	Net income attributable to noncontrolling interests	4,471	2,760	7,832	8,057
(j)	Preferred stock dividend	—	—	—	1,555
	Adjusted EBITDA	$ 1,972,905	$ 1,510,976	$ 4,385,262	$ 1,150,188

(a)	Amortization of acquisition-related intangible assets is recorded in Merchant revenues.

(b)	Airline excise tax refund is recorded in Merchant revenues.

(c)
Charges primarily relating to an unfavorable ruling in the state of Hawaii for hotel occupancy and other related taxes in 2012 are recorded in Cost of revenues. In addition, charges relating to unfavorable rulings in South Carolina and Texas for hotel occupancy and other related taxes in 2010 and 2009, respectively, are recorded in General and administrative expense.

(d)	Cash benefit associated with the favorable resolution of litigation related to credit card processing costs is included in Sales and marketing expense.

(e)	Stock-based employee compensation is recorded in Personnel expense.

(f)	Favorable adjustments related to franchise tax and sales and use tax for headquarters location are recorded in General and administrative expense.

(g)	Securities litigation settlement is recorded in General and administrative expense.

(h)
Stock-based compensation payroll taxes are recorded in General and administrative expense. As of January 1, 2009, payroll tax expense related to stock-based employee compensation is no longer excluded due to its relative insignificance to the Company's consolidated financial statements.

(i)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.

(j)	Restructuring charge and Preferred stock dividend are recorded in those respective expense line items and are excluded from Net income to calculate Adjusted EBITDA.

(k)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.

(l)	Loss (gain) on early debt extinguishment is recorded in Foreign currency transactions and other and is excluded from Net income to calculate Adjusted EBITDA.

(m)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.

(n)	Equity in income of investee is excluded from Net income to calculate Adjusted EBITDA.

(o)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.

Non-GAAP Financial Measures

Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment and significant charges or benefits related to judgments, rulings, or settlements of hotel occupancy and other related tax proceedings.

Adjusted EBITDA is a "non-GAAP financial measure," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, the Company uses adjusted EBITDA as a key performance measure under its annual cash bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP metric is not intended to represent funds available for the Company's discretionary use and is not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from adjusted EBITDA, but included in the calculation of its closest GAAP equivalent, are significant components of the Company's consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP in the United States.

APPENDIX B

priceline.com Incorporated
1999 Omnibus Plan
(As Amended and Restated Effective June 6, 2013)

1.    Establishment and Purpose.

The priceline.com Incorporated 1999 Omnibus Plan (the “Plan”) is hereby amended and restated in its entirety, effective as of June 6, 2013. The Plan is intended to promote the interests of priceline.com Incorporated (the “Company”) by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

2.    Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)
“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award. The Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(c)	“Award” shall mean any Option, Restricted Stock or Other Stock-Based Award granted under the Plan.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)
“Cause” shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (iii) the commission by the Participant of a felony; or (iv) the commission by the Participant of a crime against the Company which is materially injurious to the Company. For purposes of this Section 2(f), no act, or failure to act, on a Participant's part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

(g)	“Change in Control” shall mean the occurrence of any one of the following events, except as otherwise specified in any particular Agreement:

(i)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 2(g)(i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in Section 2(g)(iii));

(ii)
individuals who, on the date an Award is granted (the “Grant Date”), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)
“Committee” shall mean (i) with respect to the application of this Plan to employees and consultants, a committee established by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “outside director” as defined under Section 162(m) of the Code and (ii) with respect to the application of this Plan to Non-Employee Directors, the Board.

(j)	“Company” shall mean priceline.com Incorporated, a corporation organized under the laws of the State of Delaware, or any assign or successor thereto as provided in Section 32 hereof.

(k)	“Director” shall mean a member of the Board.

(l)
“Disability” shall mean: (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of Employment, disability within the meaning of Section 22(e)(3) of the Code, or (iii) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

(m)	“Effective Date” shall mean June 6, 2013, provided that the Plan had been approved by the stockholders of the Company at the annual meeting of stockholders in 2013.

(n)	“Employment” shall mean the employment, directorship or consultancy of a Participant with the Company, its parent or a Subsidiary.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p)	“Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

(q)
“Fair Market Value” of a share of Stock as of a particular date shall mean the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange.

(r)
“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(s)
“Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock, if issued, shall be issued by the Company or the date when Restricted Stock is transferred pursuant to the terms of Section 8(e).

(t)	“Non-Employee Director” shall mean a member of the Board who is not a current employee of the Company.

(u)	“Non-Qualified Option” shall mean an Option other than an Incentive Stock Option.

(v)	“Option” shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

(w)	“Other Stock-Based Award” shall mean an award granted pursuant to Section 9 hereof.

(x)	“Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

(y)
“Participant” shall mean (i) an employee, consultant or Non-Employee Director of the Company or a Subsidiary to whom an Award is granted hereunder and (ii) any such person's successors, heirs, executors and administrators, as the case may be, in such capacity.

(z)
“Performance Goals” shall mean performance goals approved by the Committee, which in the case of an Award intended to comply with Section 162(m) of the Code shall be based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings, (v) earnings before interest, taxes, depreciation and/or amortization, (vi) book value per share, (vii) sales or revenues, (viii) operating expenses, (ix) margins, (x) market share, (xi) gross bookings, (xi) hotel/accommodation room nights, or (xii) price appreciation or other measurement of the change in value of a share of Stock. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa)
“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock, or (v) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

(bb)	“Plan” shall mean the priceline.com Incorporated 1999 Omnibus Plan, as amended from time to time.

(cc)	“Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Sections 8(b) and 8(c).

(dd)	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(ee)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ff)	“Stock” shall mean shares of the common stock, par value $.008 per share, of the Company.

(gg)
“Subsidiary” shall mean any corporation, company or other entity in an unbroken chain of corporations (or other entities) beginning with the Company if, at the time of granting of an Award, each of the corporations or other entities (other than the last corporation or other entity in the unbroken chain) owns stock (or other ownership interests) possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other corporations (or other entities) in the chain.

(hh)	“Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

3.    Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 11,595,833 shares, 9,195,833 of which are shares previously authorized and available under the Plan prior to the Effective Date and 2,400,000 of which are additional shares that shall be authorized and available on the Effective Date pursuant to this amended and restated version of the Plan, subject to adjustment as provided herein. No more than 1,250,000 shares of Stock may be awarded in respect of Options, no more than 416,666 shares of Stock may be awarded in respect of Restricted Stock and no more than 833,334 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Subject to Section 17(b), if any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan and pursuant to the terms of Sections 8(a) and 9.

Notwithstanding anything to the contrary contained herein: (a) shares of Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate plan limit described above; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligations shall not be added to the aggregate plan limit described above; and (c) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued under this Plan and in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

4.    Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, to the extent permitted by law, delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of Employment or otherwise adjust any of the terms of such Option, (b) accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock and (c) otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 10 hereof shall govern the vesting and exercisability schedule of any Award granted hereunder.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.    Eligibility.

Incentive Stock Options shall be granted only to key employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries, who may receive an “incentive stock option” under Section 422 of the Code. All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

6.    Awards Under the Plan; Non‑Employee Director Grants

(a) Grants. The Committee may grant Options, Restricted Stock and Other Stock‑Based Awards to Participants in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.

(b) Non‑Employee Director Grants. The Committee may grant Options, Restricted Stock and Other Stock‑Based Awards to Non-Employee Directors in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion. If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of Employment will not be affected thereby. Pursuant to this Section 6(b) and pursuant to procedures established by the Committee, Non-Employee Directors may be awarded all or any portion of their annual retainer, meeting fees or other fees in shares of Stock, restricted stock, or other awards under the Plan in lieu of cash.

(c) Agreements. Each Award granted under the Plan shall be evidenced by an Agreement that shall contain such provisions as the Committee may, in its sole and absolute discretion, deem necessary or desirable.

7.    Options.

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)
Exercise Price. Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the Participant to the Company upon exercise of the Option. The exercise price per share of Stock shall be determined by the Committee; provided, however, that in no case shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock as of the date on which the Option is granted.

(c)	Term and Exercise of Options.

(i)
Each Agreement with respect to an Option shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option or installments thereof will become exercisable. A grant of an Option may provide for the earlier exercise of such Option in the event of a Change in Control. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant. Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant.

(ii)
An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00. The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)
Each Agreement with respect to an Option shall specify whether the payment for Stock purchased upon the exercise of an Option shall be made by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or by wire transfer of immediately available funds; (B) in Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by such other provision as the Committee may from time to time authorize.

(iv) To the extent permitted by law, any grant of an Option may provide for deferred payment of the exercise price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(v)
Stock purchased upon the exercise of an Option shall be in the name of the Participant or other person entitled to receive such Stock and transferred or delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)	Limitations on Incentive Stock Options.

(i)
To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)
No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (A) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)
Effect of Termination of Employment. If permitted by Section 409A of the Code, in the event that the Employment of a Participant shall terminate on account of death, Disability, retirement, Change in Control, termination without Cause, or other special circumstances (including termination for good reason as determined by the Board), the Board may, in its sole discretion, accelerate the time at which an Option may be exercised. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.    Restricted Stock.

(a) Issue Date and Vesting Date. At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock. The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. If the Participant is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8(e). Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8(c) shall lapse. If the vesting conditions are based only on the passage of time, the Vesting Date for the Restricted Stock awarded after the Effective Date shall occur at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause or other special circumstances (including termination for good reason as determined by the Committee). The Committee may also grant Restricted Stock with vesting conditions that do not meet the requirements set forth in the preceding sentence so long as the aggregate amount of such Restricted Stock awarded under this Plan, when taken together with any Other Stock-Based Awards granted pursuant to the last sentence of Section 9, may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

(b)
Conditions to Vesting. At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

(c)
Restrictions on Transfer Prior to Vesting. Prior to the vesting of any Restricted Stock, no transfer of a Participant's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

(d)
Dividends on Restricted Stock. The Committee in its discretion may require that any dividends or distributions paid on Restricted Stock be subject to the same restrictions as apply to the Restricted Stock and be held in escrow until all restrictions on such Restricted Stock has lapsed.

(e)
Book Entry; Issuance of Certificates. Unless otherwise directed by the Committee, (i) any certificates representing shares of Stock issued, together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company until all restrictions have lapsed or (ii) all shares of Restricted Stock shall be held at the Company's transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

(f)
Consequences of Vesting. Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) shall lapse with respect to such Restricted Stock, and reasonably promptly after any Restricted Stock vests, the Company shall cause the shares of Restricted Stock to be free and clear of any restrictions.

(g)	Effect of Termination of Employment.

(i) Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 4, upon the termination of a Participant's Employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

(ii)
In the event of the termination of a Participant's Employment for Cause, all shares of Restricted Stock granted to such Participant that have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

(h)
Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Participants may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals with a performance period of at least one year pre-established by the Committee.

9.    Other Stock-Based Awards

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock (“Other Stock-Based Awards”) may be granted either alone or in addition to other Awards under the Plan. Other Stock-Based Awards may include, without limitation, Awards commonly referred to as restricted stock units, deferred shares or deferred share units, performance shares or performance share units, or stock appreciation rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals. If the vesting conditions are based only on the passage of time, Other Stock-Based Awards awarded after the Effective Date shall vest at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause or other special circumstances (including termination for good reason as determined by the Committee). Notwithstanding the foregoing, if the vesting conditions are based on the attainment of Performance Goals, Other Stock-Based Awards shall vest at least one year from the date of grant, except that vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause, or other special circumstances (including termination for good reason as determined by the Committee). The Committee may also grant Other Stock-Based Awards with vesting conditions that do not meet the requirements set forth in the preceding two sentences so long as the aggregate amount of such Other Stock-Based Awards awarded under this Plan, when taken together with any Restricted Stock granted under this Plan that do not meet the requirements set forth in the fifth sentence of Section 8(a), may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

10.    Change in Control.

Notwithstanding anything in the Plan to the contrary, with respect to any Award made under this Plan, no acceleration of exercisability, vesting or lapsing shall occur on a Change in Control except to the extent, if any, provided in the specific Award Agreement or as otherwise determined by the Committee or the Board. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the Company or other person effecting the Change in Control, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or, in the case of Options, the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (a) the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor, and (b) the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

11.    Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of such shares of Stock. Except as otherwise expressly provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights prior to the date such shares of Stock are issued.

12.    No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of Employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

13.    Securities Matters.

(a)
The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan or record the Stock in book entry form unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or their notation in book entry form is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof or the notation of such shares of Stock in book entry form, that the recipient of such shares of Stock make such agreements and representations, and that such certificates or book entry bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.    Withholding Taxes.

With respect to an Award granted pursuant to this Plan, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company or a Subsidiary, as applicable, withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld. Such shares of Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. In no event will the Fair Market Value of the shares of Stock to be withheld and delivered pursuant to this Section 14 to satisfy applicable withholding taxes in connection with the benefit received exceed the minimum amount of taxes required to be withheld. Fractional shares of Stock amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the Stock to be delivered pursuant to an Award.

15.    Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

16.    Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

17.    Amendment or Termination of the Plan.

(a)    The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if an amendment to the Plan would (i) materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of NASDAQ or, if Stock is not traded on NASDAQ, the principal national securities exchange upon which the Stock is traded or quoted. Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

(b)    The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price. Furthermore, no Option will be cancelled and replaced with awards having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3 of this Plan and any payments made in connection with a Change in Control contemplated in Section 10 of this Plan.

18.    Transfers Upon Death; Nonassignability.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award. In no event shall any outstanding Award under this Plan be transferred for value.

During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (i) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (ii) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify. Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

19.    Clawback Policy.

Any Agreement may provide for an Award to be subject to any clawback policy of the Company that may be in effect from time to time or is required under any applicable law or rules and regulations of the national securities exchange or national securities association on which shares of Stock may be traded.

20.    Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.    Effective Date and Term of Plan.

The Plan became effective on the Effective Date and, unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on April 22, 2023. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

22.    Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

23.    Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any award until the date of the issuance of such shares of Stock.

24.    Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25.    Beneficiary.

The Committee may provide that, to the extent acceptable under applicable law, a Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

26.    Interpretation.

The Plan is designed and intended to comply with Rule l6b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

27.    Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

28.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)    If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the first month after such six-month period.

(d)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

29.    Non-U.S. Participants.

In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by, or provide services to, the Company or any Subsidiary outside of the United States of America or who provide services to the Company or a Subsidiary under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan (including, without limitation, sub-plans) as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

30.    Contrary to Law.

No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

31.    Leave of Absence.

Absence on leave approved by a duly authorized representative of the Company or any Subsidiary shall not be considered an interruption or termination of service of any employee for any purpose of this Plan or Awards granted hereunder unless otherwise (a) set forth in any applicable leave of absence policy or program of the Company or any Subsidiary or (b) agreed to by the employee as a condition to the leave of absence.

32.    Successors and Assigns.

All obligations of the Company under the Plan and with respect to Awards will be binding on any assign or successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company, and references to the “Company” in the Plan and in any Agreement will be deemed to refer to such assigns or successors.

APPENDIX C

FORM OF PROXY CARD

PRICELINE.COM INCORPORATED
800 CONNECTICUT AVENUE
NORWALK, CT 06854

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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				
1. Election of Directors **Nominees**	☐	☐	☐	______________________

01 Tim Armstrong; 02 Howard W. Barker, Jr.; 03 Jeffery H. Boyd; 04 Jan L. Docter; 05 Jeffrey E. Epstein
06 James M. Guyette; 07 Nancy B. Peretsman; 08 Thomas E. Rothman; 09 Craig W. Rydin

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000176478_1 R1.0.0.51160